EXHIBIT 4.9

                         DATED         19 DECEMBER 1998





                         THE LENDERS HEREIN REFERRED TO
                                   as Lenders

                                      -and-

                             PETRODRILL SIX LIMITED
                                   as Borrower

                                     - and -

                         MITSUBISHI CORPORATION (UK) PLC
                                as Facility Agent

                                     - and -

                         MITSUBISHI CORPORATION (UK) PLC
                                as Security Agent





                -------------------------------------------------
                                 LOAN AGREEMENT
                      providing for a secured loan facility
                          not exceeding US$160,000,000
                       in connection with the acquisition
                       of a semi-submersible drilling rig
                               t.b.n. "AMETHYST 6"
                -------------------------------------------------

                          FIELD - FISHER - WATERHOUSE
                         41 VINE STREET LONDON EC3N 2AA

                                    CONTENTS

CLAUSE/HEADING                                                          PAGE
--------------                                                          ----
1.    DEFINITIONS AND INTERPRETATION                                       2
2.    THE FACILITY                                                        18
3.    CONDITIONS PRECEDENT                                                20
4.    DISBURSEMENT OF ADVANCES                                            24
5.    INTEREST                                                            27
6.    REPAYMENT AND PREPAYMENT                                            28
7.    SECURITY                                                            30
8.    REPRESENTATIONS                                                     32
9.    PAYMENTS: TAXATION                                                  36
10.   EVENTS OF DEFAULT                                                   38
11.   COVENANTS                                                           42
12.   SECURITY ACCOUNTS                                                   47
13.   PROVISIONS RELATING TO SECURITY                                     49
14.   CHANGE IN CIRCUMSTANCES                                             49
15.   TRANSFERS                                                           52
16.   FEES AND EXPENSES                                                   54
17.   CURRENCY INDEMNITY                                                  54
18.   GENERAL INDEMNITIES                                                 55
19.   THE AGENTS                                                          56
20.   SET-OFF/PRO-RATA SHARING                                            63
21.   NOTICES, ETC.                                                       64
22.   COUNTERPARTS                                                        66
23.   AGENTS'AND LENDERS'CERTIFICATES                                     66
24.   WAIVER; REMEDIES CUMULATIVE                                         66
25.   LANGUAGE                                                            67
26.   SEVERABILITY                                                        67
27.   GOVERNING LAW AND JURISDICTION                                      67

      SIGNATORIES                                                         69

      SCHEDULES
1     THE LENDERS AND THEIR COMMITMENTS                                   70
2     THE FORM OF REPAYMENT SCHEDULE                                      71
3     PART 1: SERVICES CONTRACTS                                          72
      PART 2: OTHER SERVICES CONTRACTS                                    72
4     DRAWING REQUEST                                                     73
5     DETAILS OF THE HOLDER OF SHARES IN THE BORROWER
      AND THE SISTER COMPANY                                              74
6     FORM OF TRANSFER CERTIFICATE                                        75
7     PART 1 - THE PROJECT DOCUMENTS                                      78
      PART 2 - THE SECURITY DOCUMENTS                                     79
8     INSURANCES                                                          81

THIS AGREEMENT is made this 19th day of December 1998

BETWEEN

(1) THE LENDERS, the respective names and offices of which are set out in the First Schedule, as Lenders;

(2) PETRODRILL SIX LIMITED, a company incorporated under the laws of the British Virgin Islands having its registered office at 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickhams Cay, Road Town, Tortola, British Virgin Islands, as Borrower;

(3) MITSUBISHI CORPORATION (UK) PLC, a company incorporated in England and Wales (Reg No. 2214224) whose registered office is at Bow Bells House, Bread Street, London EC4M 9BQ, in its capacity as facility agent for the Lenders; and

(4) MITSUBISHI CORPORATION (UK) PLC, a company incorporated in England and Wales (Reg No. 2214224) whose registered office is Bow Bells House, Bread Street, London EC4M 9BQ, in its capacity as security agent and trustee for the Secured Parties.

WHEREAS:

(A) This Agreement sets out the terms and conditions upon and subject to which loan facilities will be made available to the Borrower in an aggregate principal amount (including interest capitalised in accordance with the terms hereof) not exceeding US$160,000,000 for the purpose of financing the acquisition of a semi-submersible drilling rig to be constructed by the Builder, comprising a Tranche A Facility of a principal amount (including interest capitalised as aforesaid) not exceeding US$47,000,000, a Tranche B Facility in a principal amount (including interest capitalised as aforesaid) not exceeding US$66,000,000 and a Tranche C Facility in a principal amount (including interest capitalised as aforesaid) not exceeding US$47,000,000.

(B) Subject to and upon the terms and conditions contained in this Agreement and the Sister Company Loan Agreement respectively MC1 has agreed to make available to the Borrower and the Sister Company loan facilities in the aggregate principal amount (including interest capitalised as aforesaid) not exceeding US$113,000,000 and of US$127,000,000 respectively.

(C) Maritima and Pride have severally and unconditionally agreed with and undertaken to MC1 and MC2 that subject to and in accordance with the terms of the Additional Funding and Guarantee Agreement (referred to in Recital (D)), they will provide or arrange the provision of funding to the Borrower in each case on or before 29 October 1999 and in each case on the terms and conditions of the facilities to be made available under this Agreement and the Sister Company Loan Agreement in the amount (including interest capitalised as aforesaid as at such date) of US$47,000,000 and to the Sister Company in the amount of US$53,000,000 (including interest capitalised in accordance with the terms of the Sister Company Loan Agreement as at such date).

(D) Accordingly it has been agreed that subject to the terms and conditions contained in this Agreement MC1 will provide a bridging loan to MC2 (an affiliate company of MC1) in an amount (including interest capitalised as hereinafter provided to 29 October 1999) not exceeding US$47,000,000 on terms that it will be repaid to MC1 on or before 29 October 1999 and to give effect to this and to the agreement and undertaking referred to in Recital (C) Pride and Maritima have (INTER
      ALIA) entered into an Additional Funding and Guarantee Agreement with MC1 and MC2 whereby Pride and Maritima severally guarantee the repayment of the Bridging Loans and MC2 has granted to them an option severally to purchase (subject to and in accordance with the Additional Funding and Guarantee Agreement) from MC2 its Tranche A Commitment and its participation in the Tranche A Advances.

(E) It has therefore also been agreed that the Tranche C Facility will only be made available to the Borrower by MC1 conditionally to the extent of the repayment to MC1 of the Bridging Loan and the assumption by Pride and Maritima or another Qualifying Lender of the Tranche A Commitments of MC2 and the assumption by Pride and Maritima or such party of MC2's participation in the Tranche A Advances and the payment by Pride and Maritima to MC2 of the amount thereof all in accordance with the Additional Funding and Guarantee Agreement.

NOW IT IS HEREBY AGREED as follows:-

1.    DEFINITIONS AND INTERPRETATION

1.1   DEFINED TERMS

      In this Agreement the following words and expressions shall, except where the context otherwise requires, have the following meanings:

      "ADDITIONAL FUNDERS" means Elliott Associates LP and Westgate International LP;

      "ADDITIONAL FUNDING AND GUARANTEE AGREEMENT" means the agreement to be executed in the approved form by MC1, MC2, the Borrower, the Guarantors and the Additional Funders whereby the Guarantors will severally guarantee the performance by MC2 of its obligations under the Bridging Loan Agreement and the Additional Funders guarantee the performance by Maritima of its obligations thereunder (in each case without any right of recourse to MC2);

      "ADVANCE" means an advance made or to be made or deemed to be by the Lenders under the Facilities or (as the context may require) the principal amount thereof for the time being outstanding and when designated an "A" ADVANCE, a "B" ADVANCE or a "C" ADVANCE means an Advance made or to be made in respect of the Tranche "A" Facility, the Tranche "B" Facility or the Tranche "C" Facility respectively and, additionally, when designated a "PRE-DELIVERY ADVANCE" means an Advance made or to be made prior to the Yard Delivery Date, when designated the "YARD DELIVERY ADVANCE" means the Advance made or to be made on the Yard Delivery Date upon delivery of the Rig by the Builder to the Borrower and when designated a "POST YARD DELIVERY ADVANCE" means an Advance made or to be made after the Yard Delivery Date but prior to the Charterparty Commencement Date;

      "AGENTS" means the Facility Agent and the Security Agent, and "AGENT" means either of them, as the context requires;

      "ASSIGNMENT OF DEED OF GUARANTEE AND UNDERTAKING AND SUBORDINATED LOAN FACILITY AGREEMENT" means the assignment in the approved form to be executed pursuant to Clause 7.1(xiv);

      "AVAILABLE FACILITY AMOUNT" means on any date in respect of any Facility the Facility Amount of such Facility as reduced by the amount of Advances made or deemed to have been made hereunder in respect of such Facility and as further reduced by the amount of interest which has accrued on the Advances drawn or deemed to have been drawn under such Facility since the Interest Capitalisation Date last preceding such date;

      "AVAILABILITY PERIOD" means the period commencing on the date of this Agreement and ending on the earlier of 30 April 2001 and the Charterparty Commencement Date;

      "BALLOON" means the instalment of the Loan repayable by the Borrower on the Final Repayment Date pursuant to Clause 6.3;

      "BANKING DAY" means a day (not being a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London, New York, Tokyo and Rio de Janeiro and, in respect of the period expiring on (and including) the Yard Delivery Date, Seoul;

      "BORROWER" means Petrodrill Six Limited, a company organised and existing under the laws of the British Virgin Islands (Company No. 273701) whose registered office is at 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickhams Cay, Road Town, Tortola, British Virgin Islands;

      "BRIDGING LOANS" has the meaning assigned to such term in the Bridging Loan Agreement and "BRIDGING LOAN" means the Bridging Loan made for the purpose of funding Tranche A Advances under the Tranche A Facility;

      "BRIDGING LOAN AGREEMENT" means the agreement in the approved form dated the same date as this Agreement between MC1 and MC2 pursuant to which MC1 has agreed to advance to MC2 the amounts of Advances made by MC2 under the Tranche A Facility and the amounts of certain advances made by MC2 pursuant to the Sister Company Loan Agreement;

      "BRIDGING LOAN REPAYMENT DATE" means the earlier of:

      (i)   29 October 1999; and

      (ii) the date on which (the Tranche A Facility having been fully drawn and the Tranche A Facility having been fully drawn under and as defined in the Sister Company Loan Agreement) further Drawings are not available for Drawing under the Tranche B Facility (and further drawings under the Tranche B Facility are not available as defined in and in accordance with the Sister Company Loan Agreement) by reason of the application of Clause 3.6(viii) of the Loan Agreement (or Sister Company Loan Agreement) (because the making of such Drawings would cause the Prospective Final Grossed-up Advances Amount of the

            Tranche B Facility to exceed US$66,000,000 or (as the case may be) the Prospective Final Grossed-up Amount of the Tranche B Facility as defined in and under the Sister Company Loan Agreement to exceed US$74,000,000);

      "BUILDER" means Daewoo Corporation a company organised and existing under the laws of Korea and Daewoo Heavy Industries Ltd., a company organised and existing under the laws of Korea whose registered offices are at 541 5-GA, Namdaemuro, Jung-Gu, Seoul, Korea, being jointly and severally the builder under the Rig Construction Contract;

      "CHARTERPARTY" means the time charterparty agreement in respect of the Rig (Contract No. 101.2.159.97-1) dated on or around 12 January 1998 and executed by and between Maritima (as owner) and Petrobras (as charterer) in the approved form, all rights and obligations of Maritima having since been assigned by Maritima to the Borrower with Petrobras' approval by an assignment document made between Petrobras, Maritima and the Borrower dated 10 July 1998;

      "CHARTERPARTY ASSIGNMENT" means a deed of assignment to be executed by the Borrower in favour of the Security Agent for itself and as trustee for the Secured Parties in accordance with Clause 7.1(iii);

      "CHARTERPARTY COMMENCEMENT DATE" means the date on which the Rig (having arrived at the Port or in sheltered waters in Macae -RJ) is accepted by Petrobras for the commencement of operations, all in accordance with the Charterparty;

      "CHARTERPARTY HIRE" means all payments by way of charterhire and any other monies from time to time payable under the Charterparty;

      "COMMITMENT" in relation to a Lender means the aggregate of its Tranche A Commitment, its Tranche B Commitment and its Tranche C Commitment; "TRANCHE A COMMITMENT" in relation to a Lender means, subject as hereinafter provided, the amount (if any) set opposite its name in the column headed "TRANCHE A COMMITMENT" of Schedule 1 (or, as the case may be, the amount specified as the portion of the Tranche A Facility transferred in the Transfer Certificate pursuant to which such Lender became a party hereto), "TRANCHE B COMMITMENT" in relation to a Lender means, subject as hereinafter provided, the amount (if any) set opposite its name in the column headed "TRANCHE B COMMITMENT" of Schedule 1 (or, as the case may be, the amount specified as the portion of the Tranche B Facility transferred in the Transfer Certificate pursuant to which such Lender became a party hereto) and "TRANCHE C COMMITMENT" in relation to a Lender means, subject as hereinafter provided, the amount (if any) set opposite its name in the column headed "TRANCHE C COMMITMENT" in Schedule 1 (or, as the case may be, the amount specified as the portion of the Tranche C Facility transferred in the Transfer Certificate pursuant to which such Lender became a party hereto) and, in any such case, as reduced from time to time in accordance with the provisions hereof; and "TRANCHE A COMMITMENTS", "TRANCHE B COMMITMENTS" and "TRANCHE C COMMITMENTS" shall be construed accordingly;

      "CONSTRUCTION AND MOBILISATION COSTS" means the costs, charges and expenses paid or to be paid by the Borrower in respect of spare parts, operating manuals and procedures, training, construction management team costs, commissioning of all equipment, construction insurance and mobilisation costs during transit to Brazil;

      "CONTRACT   PRICE"  has  the  meaning  given  to  it  in  the  Rig
      Construction Contract;

      "CONTRACTUAL DELIVERY DATE" has the meaning given to it in the Rig Construction Contract;

      "CORRESPONDING SISTER COMPANY COMMITMENTS", "CORRESPONDING SISTER COMPANY OUTSTANDINGS", "CORRESPONDING SISTER COMPANY FACILITIES" and "CORRESPONDING SISTER COMPANY ADVANCES" means, in relation to any Commitments, Outstandings, Facilities or Advances, the commitments, outstandings, facilities or, as the case may be, advances under the Sister Company Loan Agreement having the same designation as such Commitments, Outstandings, Facilities or Advances under this Agreement;

      "CROSS GUARANTEE" means the guarantee to be executed by the Borrower, the Sister Company and the Shareholder in favour of the Security Agent for itself and as trustee for the Secured Parties in accordance with Clause 7.1(xi);

      "DAILY RATE" means after the Charterparty Commencement Date (in respect of the first Year) US$27,805 per day during which the Rig is operating (and during any day during which the Rig is not operating US$14,300) comprising a fixed proportion of US$12,805 (or US$5,000 if non-operational for more than 5 consecutive working days) (the "FIXED PROPORTION") and a variable proportion of US$15,000 (or US$9,300 if non-operational for more than 5 consecutive working days) (the "VARIABLE PROPORTION") and in respect of each subsequent Year an amount equal to the aggregate of (i) the Fixed Proportion (unchanged) and (ii) the Variable Proportion escalated on the first anniversary of the Charterparty Commencement Date and each successive anniversary of the Charterparty Commencement Date thereafter at the rate of 3% per annum);

      "DEED OF COVENANTS" means the deed of covenants to be executed by the Borrower in favour of the Security Agent for itself and as trustee for the Secured Parties (in conjunction with the Mortgage) in accordance with Clause 7.1;

      "DEED OF GUARANTEE AND UNDERTAKING" means the deed of guarantee and undertaking to be executed in accordance with Clause 7.2(ii);

      "DELAYED DELIVERY DEDUCTIBLE" means any amount which is deductible by insurers before amounts become payable or which is deducted from amounts which are payable under the terms of the delayed delivery insurance effected pursuant to Clause 11.3 in the event of a claim being made in respect of such insurance;

      "DRAWDOWN DATE", in relation to an Advance, means the date on which such Advance is made or deemed to be made hereunder;

      "DRAWING REQUEST" means the request for drawing an Advance pursuant to any of the Facilities issued by the Borrower pursuant to this Agreement;

      "EARNINGS" means the aggregate of (i) the Charterparty Hire, (ii) all other moneys whatsoever due or to become due to the Borrower at any time during the Security Period arising out of the use or operation of the Rig and/or out of the provision of related services (including, but not limited to) all hire and other moneys receivable in respect of the Rig (whether receivable directly by the Borrower or by any agent on its behalf), all compensation payable to the Borrower in the event of requisition of the Rig for hire, all remuneration for salvage and towage services and all demurrage and detention moneys and (iii) damages for breach (or payments for variation or termination) of the Charterparty or any other charterparty or contract entered into by the Borrower for the employment of the Rig;

      "ENVIRONMENTAL APPROVALS" means all approvals,  licences, permits,
      exemptions   and   authorisations    required   under   applicable
      Environmental Laws;

      "ENVIRONMENTAL CLAIM" means (1) any claim by, or directive from, any applicable governmental, judicial or other regulatory authority alleging breach of, or non-compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident or (2) any claim by any other third party howsoever relating to or arising out of an Environmental Incident (and, in each such case, "CLAIM" shall mean a claim for damages, clean-up costs, compliance, remedial action or otherwise);

      "ENVIRONMENTAL INCIDENT" means (1) any release (or threatened release) of Environmentally Sensitive Material from the Rig, (2) any incident in which Environmentally Sensitive Material is released (or threatens to be released) from any vessel other than the Rig and which involves collision between the Rig and such other vessel or some other incident of navigation or operation, in either case where the Rig or the Borrower are actually or allegedly at fault or otherwise liable (in whole or in part) or (3) any incident in which Environmentally Sensitive Material is released (or is threatened to be released) from a vessel other than the Rig and where a vessel is actually or potentially liable to be arrested as a result and/or where the Borrower is actually or allegedly at fault or otherwise liable;

      "ENVIRONMENTAL LAWS" means all laws, regulations, conventions and agreements whatsoever relating to pollution or protection of the environment (including, without limitation, the United States Oil Pollution Act of 1990 and any comparable laws of the individual States of the United States of America); and

      "ENVIRONMENTALLY SENSITIVE MATERIAL" means oil, oil products, gas or any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalised by or pursuant to any Environmental Law;

      "EVENT OF  DEFAULT"  means any of the events  specified  in Clause
      10.1;

      "FACILITIES" means the Tranche A Facility, the Tranche B Facility and the Tranche C Facility and "FACILITY" means any of them;

      "FACILITY AGENT" means Mitsubishi Corporation (UK) PLC, in its capacity as facility agent for the Lenders and includes any successor facility agent appointed hereunder;

      "FACILITY AMOUNT" means in relation to any Facility the amount of such Facility specified in Clause 2;

      "FINAL REPAYMENT DATE" means the last of the dates specified in the Repayment Schedule;

      "FINANCING  DOCUMENTS"  means  this  Agreement  and  the  Security
      Documents;

      "FLOOR GUARANTEE" means the guarantee to be executed by the Guarantors in accordance with Clause 7.2(i);

      "GUARANTEES" means the Floor Guarantee, and the Deed of Guarantee and Undertaking, and "GUARANTEE" means any of them;

      "GUARANTORS" means each of Maritima and Pride, and "GUARANTOR" means either of them;

      "INITIAL LENDERS" means MC1 and MC2;

      "INSURANCES" means all policies and contracts of insurance (which expression includes all entries of the Rig in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of the Rig and the Charterparty Hire or otherwise howsoever in connection with the Rig, including (but not limited to) any policies of insurance effected pursuant to the Financing Documents including (without limitation) (i) all insurances taken out by the Builder in respect of the Rig and the Listed Items and the Purchaser's Supplies (as defined in the Rig Construction Contract), and (ii) the Temporary Confirmation of Insurance and (iii) (subject to such insurances being available in the international insurance market) such other insurances as the Facility Agent may from time to time at its discretion require;

      "INSURANCES ASSIGNMENT" means a deed of assignment to the Insurances executed or to be executed by the Borrower in favour of the Lender in accordance with Clause 7.1(v);

      "INTER-COMPANY LOAN" means the loan made or to be made pursuant to the Inter-company Loan Agreement;

      "INTER-COMPANY LOAN AGREEMENT" means the agreement in the approved form between the Borrower and the Sister Company for the loan by the Sister Company to the Borrower of US$10,000,000;

      "INTEREST CAPITALISATION DATES" means (i)the date falling six months after the date of this Agreement; (ii) each date falling at six monthly intervals between such date and (in the case of Tranche B Advances and Tranche C Advances) the Charterparty Commencement Date; and (iii) (in the case of Tranche A Advances) the Notional Interim A Facility Date and the Charterparty Commencement Date;

      "LENDERS" means the Initial Lenders and any person who becomes a Lender from time to time pursuant to Clause 15 (Transfers) but excluding any person who ceases to be a Lender pursuant to that Clause;

      "LENDING OFFICE" means in relation to a Lender, the branch office of such Lender through which such Lender is for the time being acting for the purposes of this Agreement;

      "LISTED ITEMS" means the equipment defined as the "LISTED ITEMS" in the Rig Construction Contract;

      "LISTED ITEMS PRICE" means the price payable by the Borrower to the Builder in respect of the Listed Items;

      "LOAN" means the aggregate principal amount advanced by the Lenders hereunder under any of the Facilities or (as the context requires) the amount thereof for the time being outstanding hereunder and shall include interest which has accrued and been capitalised in accordance with Clause 5.2;

      "MC1" means Petro Dia Three S.A. a company incorporated under the laws of Panama whose registered office is at 53rd Street, Urbanizacion Obarrio, Torre Swiss Bank, 16th Floor, Panama City, Republic of Panama;

      "MC2" means Petro Dia Four S.A. a company incorporated under the laws of Panama whose registered office is at 53rd Street, Urbanizacion Obarrio, Torre Swiss Bank, 16th Floor, Panama City, Republic of Panama;

      "MAJORITY LENDERS" means those Lenders the aggregate of whose Outstandings comprise at least 66 2/3% of the Loan or, if an Advance has not then been made, Lenders the aggregate of whose Commitments represent at least 66 2/3% of the Total Commitments;

      "MANAGEMENT ACCOUNT" means an account to be opened by and in the name of the Borrower with the Management Account Bank and designated as the Facility Agent may specify, and shall include any sub-account forming part of such account and also any such other account or accounts as may, with the agreement from time to time of the Security Agent, be opened and/or designated as the Management Account by the Borrower;

      "MANAGEMENT ACCOUNT BANK" means The Bank of Tokyo-Mitsubishi Limited, London Branch or such other bank as the Facility Agent may nominate for the purpose of holding and operating the Management Account;

      "MANAGEMENT ACCOUNT CHARGE" means the charge over the Management Account to be executed by the Borrower in favour of the Security Agent for itself and as trustee for the Secured Parties in accordance with Clause 7.1(vi);

      "MARITIMA" means Maritima Petroleo e Engenharia Ltda, (formerly Maritima Navegacao e Engenharia Ltda), a company incorporated under the laws of Brazil whose registered office is at Avenida Almte, Barroso, 52 Gr. 3400, 2031-000 Rio de Janeiro, Brazil;

      "MONTHLY OUTGOINGS" means (in relation to each and every month) the day to day administration and operational costs and expenses incurred or to be incurred by the Borrower in the operation of the Rig for that month exclusive of any such as arise under the provisions of this Agreement, being an amount equal to the aggregate of the Daily Rate applicable for the month in question multiplied by the number of days in that month;

      "MORTGAGE DEBENTURE" means a first priority mortgage debenture to be executed by the Borrower pursuant to Clause 7.1(ix) in favour of the Security Agent for itself and as trustee for the Secured Parties;

      "NOTIONAL FINAL FACILITY DATE" means 31 December 2000;

      "NOTIONAL INTERIM A FACILITY DATE" means, in relation to the Tranche A Facility, 29 October 1999;

      "OFF-HIRE DEDUCTIBLE" means any amount which is deductible by insurers before amounts become payable and which is deducted from amounts which are payable under the terms of the off-hire insurance effected pursuant to Clause 11.3 in the event of a claim being made in respect of such insurance;

      "OMNIBUS CONTRACT ASSIGNMENT" means the assignment to be executed in accordance with Clause 7.1(viii);

      "ORIGINAL  SCHEDULED  CHARTERPARTY  COMMENCEMENT  DATE"  means  18
      October 2000;

      "ORIGINAL SCHEDULED YARD DELIVERY DATE" means 31 July 2000;

      "OTHER  SERVICES  CONTRACTS"  means  the  contracts  specified  in
      Schedule 3 Part 2;

      "OUTSTANDINGS" means, in relation to a Lender at any time, the aggregate principal amount of its participation in all (if any) Advances outstanding at that time;

      "OUTSTANDING INDEBTEDNESS" means the Loan and all interest thereon and all other sums of money from time to time owing to the Lenders under this Agreement and/or the Security Documents or any of them;

      "PETROBRAS" means Petroleo Brasileiro S.A. - Petrobras;

      "POST-DELIVERY OPEX" means costs incurred by the Borrower in the operation of the Rig during the period between the Yard Delivery Date and the Charterparty Commencement Date;

      "POTENTIAL EVENT OF DEFAULT" means any event or circumstance which, with the giving of notice, lapse of time or both or the satisfaction of any other applicable condition or the making of any applicable determination, may become an Event of Default;

      "PRE-DELIVERY OPEX" means costs incurred by the Borrower in respect of crews wages and travelling expenses during the period between the Original Scheduled Yard Delivery Date and the Yard Delivery Date;

      "PRIDE" means Pride International Inc., a company incorporated under the laws of the State of Louisiana, USA of 5847 San Felipe, Suite 330, Houston, Texas 77057 USA;

      "PROJECT  DOCUMENTS"  means the documents  specified in Schedule 7
      Part 1;

      "PROJECT PARTIES" means the parties to the Project Documents (including the Security Parties);

      "PROSPECTIVE FINAL GROSSED-UP ADVANCES AMOUNT" means on any date in respect of any Facility the amount of the Advances which (on the basis of the Advances which have been made or deemed to have been made under such Facility on or prior to such date and the Advances which after such date will be deemed to be made pursuant to Clause 4.4 for the purposes of capitalising interest on such Advances) will be outstanding under such

      Facility on the Notional Final Facility Date on the assumption that no other Advances are made (save only for Advances deemed to be made in accordance with Clause 4.4 for the purposes of capitalising interest) and no payments of interest or repayments of any Advance are made between such date and the Notional Final Facility Date;

      "PROSPECTIVE INTERIM GROSSED-UP A ADVANCES AMOUNT" means on any date in respect of the Tranche A Facility the amount of the A Advances which (on the basis of the A Advances made or deemed to have been made under the Tranche A Facility on or prior to such date and the A Advances which after such date will be deemed to be made pursuant to Clause 4.4 for the purposes of capitalising interest on such A Advances) will be outstanding under the A Facility on the Notional Interim A Facility Date on the assumption that no other A Advances (save any for A Advances deemed to be made in accordance with Clause 4.4 for the purposes of capitalising interest) are made and no payments of interest or repayments of any Advance are made between such date and the Notional Interim A Facility Date;

      "PROVISIONAL CONTRACT PRICE" has the meaning ascribed thereto in the Rig Construction Contract;

      "PURCHASER'S SUPPLIES" has the meaning ascribed to such term in the Rig Construction Contract;

      "PURCHASER'S SUPPLIES CONTRACTS" means the contracts entered into or novated from time to time by the Borrower for the purchase of Purchaser's Supplies;

      "PURCHASER'S SUPPLIES PRICE" means the aggregate amount payable by the Borrower to the suppliers of Purchaser's Supplies under the Purchaser's Supplies Contracts;

      "QUALIFYING LENDER" means Elliott Associates LP, Westgate International LP and/or any person who in accordance with Clause 15.3 becomes a Lender under this Agreement and complies with the requirements of that Clause and being (in the case only of a Transferee to whom a Lender is proposing to transfer or novate any of its Tranche A Commitments), either (i) a bank or other financial institution which is a first class international bank incorporated in any country which is a member of OECD or (ii) a person approved by MC1 such approval not to be unreasonably withheld or delayed;

      "REFUND GUARANTEE" means the guarantee issued to Petrodrill Construction Inc and novated to the Borrower by The Export-Import Bank of Korea (or such other international bank acceptable to the Lenders) in respect of certain instalments of the Contract Price paid by the Borrower to the Builder pursuant to the Rig Construction Contract;

      "REPAYMENT DATE" means any of the eighty-four (84) repayment dates specified in the Repayment Schedule;

      "REPAYMENT INSTALMENT" means each instalment for repayment of the Loan and payment of interest thereon, in each case as provided for in Clauses 6.2 and 6.3;

      "REPAYMENT SCHEDULE" means the schedule substantially in the form set out in Schedule 2 to be prepared by the Facility Agent in accordance with Clause 6.3;

      "REQUISITION COMPENSATION" means all moneys or other compensation payable during the Security Period by reason of requisition for title or other compulsory acquisition of the Rig otherwise than by requisition for hire;

      "RESERVE ACCOUNT" means an account to be opened by and in the name of the Borrower with the Reserve Account Bank and designated as the Facility Agent may specify, and includes any sub-account forming part of such account and also any such other account or accounts as may, with the agreement from time to time of the Facility Agent, be opened and/or designated as the Reserve Account by the Borrower;

      "RESERVE ACCOUNT BANK" means The Bank of Tokyo-Mitsubishi Limited, London Branch or such other bank as the Facility Agent may nominate for the purpose of holding and operating the Reserve Account;

      "RESERVE ACCOUNT CHARGE" means the charge over the Reserve Account to be executed by the Borrower in favour of the Security Agent for itself and as trustee for the Secured Parties in accordance with Clause 7.1(vii);

      "RIG" means the semi submersible drilling platform to be built, or (as the case may be) being built or (as the case may be) built and delivered to the Borrower pursuant to the Rig Construction Contract including the Materials, the Listed Items and the Purchaser's Supplies (all as defined in the Rig Construction Contract);

      "RIG CONSTRUCTION CONTRACT" means the agreement dated 9 April 1998 and executed between the Builder and Petrodrill Construction Inc and novated to the Borrower in the approved form for the construction and delivery of a semi-submersible drilling platform having Builder's Hull No 3016 (as the same may hereafter be amended and supplemented from time to time with the prior approval of the Lender);

      "RIG CONSTRUCTION CONTRACT AND REFUND GUARANTEE ASSIGNMENT" means the assignment executed or to be executed in accordance with Clause 7.1(i);

      "RIG MORTGAGE" means a first priority mortgage on the Rig to be executed by the Borrower pursuant to Clause 7.1(ii) (together with the Deed of Covenants supplemental thereto);

      "SECURED OBLIGATIONS" means all monies, obligations and liabilities of any nature whatsoever which are now or at any time hereafter may be or become due or owing by the Borrower or any of the other Security Parties to either of the Agents or any of the Lenders under or pursuant to any of the Financing Documents (including damages for breaches thereof) and any other liabilities, whether actual or contingent, now existing or hereafter incurred by the Borrower or any of the other Security Parties to either of the Agents or any of the Lenders under or pursuant to any of the Financing Documents or under or pursuant to any of the Sister Company Financing Documents (whether in either case due, owing or incurred by the Borrower or such other Security Parties alone or jointly with any other person(s) and in whatever name, firm or style and whether as principal or surety);

      "SECURED PARTIES" means the Lenders and the Agents and also the Lenders and the Agents (as defined in the Sister Company Loan Agreement);

      "SECURITY AGENT" means Mitsubishi Corporation (UK) PLC in its capacity as security agent and trustee for the Lenders under the Security Trust Deed and includes any successor security agent and trustee appointed under the terms hereof and thereof;

      "SECURITY DOCUMENTS" means the agreements, mortgages, deeds and other documents specified in Schedule 7 Part 2 and any other documents (including, as the context may require, this Agreement) that may now or hereafter be executed as security for the Loan or any part thereof but excluding (for the avoidance of doubt) the Floor Guarantee;

      "SECURITY PARTIES" means the Borrower, the Guarantors, the Shareholder, the Sister Company, and during the period prior to the unconditional and irrevocable performance by each of the Additional Funders of their obligations under the Additional Funding and Guarantee Agreement and unless and until the Additional Funders are no longer under any actual or contingent obligation under the Additional Funding and Guarantee Agreement the Additional Funders or any of them, and "SECURITY PARTY" means any of them;

      "SECURITY PERIOD" means the period commencing on the date hereof and terminating on the date upon which all moneys payable or to become payable to the Agents and/or the Lenders at any time and from time to time pursuant to the terms hereof and pursuant to the Security Documents and all moneys payable or to become payable to the Agents and/or the Lenders at any time and from time to time pursuant to the Sister Company Financing Documents shall have been paid in full and neither the Agents nor any of the Lenders are under any actual or contingent obligation to the Borrower or the Sister Company under the Financing Documents or the Sister Company Financing Documents;

      "SECURITY TRUST DEED" means the security trust deed entered into or to be entered into relating to the security granted in favour of the Security Agent by the Borrower;

      "SERVICES  CONTRACTS" means the contracts  specified in Schedule 3
      Part 1 between the Borrower and the Services Providers;

      "SERVICES PROVIDERS" means the persons specified in the Service Contracts for the provision of services to the Borrower and the Rig in the course of its operation;

      "SERVICES RENDERING CONTRACT" means the contract (Contract No. 101.0.160.97-1) which is supplemental to the Charterparty and which provides for services related thereto in relation to the Rig, as executed on or around 12 January 1998 by and between Maritima and Petrobras in the approved form, with the Borrower since being joined as an intervenient party with Petrobras' approval by a document executed by and between Petrobras, Maritima and the Borrower and dated 21 August 1998;

      "SERVICES RENDERING CONTRACT ASSIGNMENT" means the assignment to be executed in accordance with Clause 7.1(iv);

      "SERVICES RENDERING CONTRACT PAYMENTS" means payments made or to be made by Petrobras to the Borrower pursuant to the Services Rendering Contract;

      "SHARE CHARGE" means the charge over the whole of the issued share capital of the Borrower to be executed by the Shareholder in favour of the Security Agent for itself and as trustee for the Secured Parties in accordance with Clause 7.1(ix);

      "SHAREHOLDER" means Amethyst Financial Company Limited, a company incorporated in the British Virgin Islands as the shareholder in the Borrower;

      "SISTER COMPANY" means Petrodrill Seven Limited a company incorporated under the laws of the British Virgin Islands;

      "SISTER COMPANY FINANCING DOCUMENTS" means all or any of the agreements and documents to be executed by or in favour of the Agents and/or the Lenders for the provision of finance in connection with the acquisition and operation by the Sister Company of the Sister Rig, and shall include all agreements, encumbrances, guarantees and other documents and instruments entered into pursuant to or as contemplated by such agreements whether by the Sister Company or any third party but excluding (for the avoidance of doubt) the Floor Guarantee;

      "SISTER COMPANY LOAN AGREEMENT" means the loan agreement of the same date as this Agreement between the same parties as the parties to this Agreement for the provision by the Lenders of certain loan facilities to the Sister Company relating to the acquisition of the Sister Rig by the Sister Company;

      "SISTER RIG" means the semi-submersible drilling rig (Builder's Hull No.
      3015) to be built or (as the case may be) being built or (as the case may
      be) built and delivered to the Sister Company pursuant to the contract between Petrodrill Construction Inc. and the Builder and novated to the Sister Company, to be owned and operated by the Sister Company including the Materials, Listed Items and the Purchaser's Supplies (all as defined in such contract);

      "SUB-CONTRACTORS' GUARANTEES" means the guarantees or warranties of the Builder's sub-contractors, as referred to in Clause 17.13 of the Rig Construction Contract;

      "SUBORDINATED LOAN FACILITY AGREEMENT" means the agreement dated the same date as this agreement to be executed in accordance with Clause 7.1(xii);

      "SURPLUS EARNINGS" means, at any relevant time, such amount of the Earnings (i) which remains standing to the credit of the Management Account at such time and (ii) which is available for transfer to the Reserve Account pursuant to Clause 12.2 at such time;

      "TEMPORARY CONFIRMATION OF INSURANCE" means the temporary confirmation of insurance (and described as Temporary Confirmation of Insurance) issued by McGriff, Seibels, bartama & Colvin Inc (as brokers) on 15 December 1998 with Assigned No. MS-S711A-Daewoo;

      "TOTAL PROJECT COSTS" means the aggregate of the Contract Price, the Listed Items Price, the Pre-delivery Opex, the Construction and Mobilisation Costs, Post-delivery Opex and all other costs and expenditure of any nature which it is necessary for the Borrower to incur in order to perform its obligations under the Rig Construction Contract and to acquire, transport and mobilise the Rig and to have the Rig (having first arrived at the port or in sheltered waters in Macae - RJ) accepted by Petrobras, all in accordance with the Charterparty;

      "TOTAL TRANCHE A COMMITMENTS" means at any time the aggregate of all the Tranche A Commitments of all the Lenders at such time;

      "TOTAL TRANCHE B COMMITMENTS" means at any time the aggregate of all the Tranche B Commitments of all the Lenders at such time;

      "TOTAL TRANCHE C COMMITMENTS" means at any time the aggregate of all the Tranche C Commitments of all the Lenders at such time;

      "TOTAL COMMITMENTS" means at any time the aggregate of all the Commitments of all the Lenders at such time;

      "TOTAL FACILITIES AMOUNT" means the lesser of (i) US$160,000,000 and (ii) the aggregate of 100% of the Contract Price, the Purchaser's Supplies Price, the Construction and Mobilisation Costs, Pre-delivery Opex, Post-delivery Opex and interest capitalised in accordance with Clause 4.4;

      "TOTAL LOSS" means:-

      (i)   the actual total loss of the Rig;

      (ii)  the agreed, arranged or constructive total loss of the Rig;

      (iii) requisition for title or other compulsory acquisition of title of the Rig by any governmental or other competent authority, agency or instrumentality otherwise than by requisition for hire;

      (iv) capture seizure arrest detention or confiscation of the Rig by any government or person acting or purporting to act on behalf of any government unless the Rig be released and restored to the Borrower from such capture seizure arrest or detention within 6 months after the occurrence thereof or such other period as may be specified in the Rig's Insurances;

      "TOTAL OUTSTANDINGS" means at any time the Outstandings of all the Lenders at such time;

      "TRANCHE A FACILITY" means the loan facility referred to in Clause 2.1(a), the terms and conditions of which are set out in this Agreement;

      "TRANCHE B FACILITY" means the loan facility referred to in Clause 2.1(b), the terms and conditions of which are set out in this Agreement;

      "TRANCHE C AVAILABILITY COMMENCEMENT DATE" means the date on which the conditions specified in Clause 3.5 (in addition to any other conditions precedent to the availability of the Tranche C Facility) have been satisfied and on which any part of the Tranche C Facility becomes available for drawing;

      "TRANCHE C FACILITY" means the loan facility referred to in Clause 2.1(c), the terms and conditions of which are set out in this Agreement;

      "TRANSFER CERTIFICATE" means an instrument executed pursuant to and in accordance with Clause 15.4;

      "TRANCHES" means the tranches into which the Loan is deemed to be divided in accordance with and for the purposes of certain provisions of this Agreement;

      "TRANSFEREE" means a Qualifying Lender to whom a Lender transfers all or part of such Lender's rights, benefits and obligations under this Agreement, the other Security Documents and the Sister Company Financing Documents subject to and in accordance with Clause 15 and the provisions of the Sister Company Loan Agreement;

      "US DOLLARS" or "US$" or "$" means the lawful currency from time to time of the United States of America;

      "YARD DELIVERY DATE" means the date on which the Rig is delivered by the Builder to, and accepted by, the Borrower in accordance with the Rig Construction Contract; and

      "YEAR" means each successive period of 365 days throughout the Security Period, the first such period to commence on the Charterparty Commencement Date.

1.2   CONSTRUCTION OF PARTICULAR EXPRESSIONS

      Any reference in this Agreement to:-

      "APPROVED FORM" means, in relation to any document, the document in question being in such form and having such content as shall have been approved by the Facility Agent;

      "CALENDAR MONTH" means a period commencing on the first day of the month and ending on the last day of that month (for example, the period 1 January to 31 January shall be a calendar month);

      "CERTIFIED COPY" means, in relation to any document certified by a company, a copy of such document bearing the endorsement "Certified a true, complete and accurate copy of the original" and signed and dated by a duly authorised officer of the company in question;

      "CLAIM"  has  the  meaning   given  to  this   expression  in  the
      definition of "Environmental Claim" in Clause 1.1;

      "ENCUMBRANCE" means a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of contractual or preferential arrangement (including, without limitation, title transfer and retention of title and set off arrangements) having a similar legal or economic effect, but excluding any encumbrances arising by operation of law or in the ordinary course of business which are discharged in the ordinary course of business unless being contested in good faith and by appropriate proceedings;

      "EXCESS RISKS" means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Rig in consequence of her insured value being less than the value at which the Rig is assessed for the purpose of such claims;

      "GOVERNMENTAL AUTHORITY" includes any political sub-division of such governmental authority;

      "HOLDING COMPANY" has the meaning given to this term in Section 736 of the Companies Act 1985 (or any statutory modification or re-enactment thereof);

      "INDEBTEDNESS" means, in relation to any person, any obligation of any kind (whether present or future, actual or contingent, whether incurred as principal or surety and whether in respect of interest, principal or otherwise) for the payment or prepayment of money;

      "MONTH" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started provided that (i) if the period started on the last Banking Day in a calendar month or if the next calendar month contains no such numerically corresponding day, it shall end on the last Banking Day in the next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day but if there is no such Banking Day it shall end on the preceding Banking Day, and the terms "MONTHS" and "MONTHLY" shall be construed accordingly;

      "PERSON" means any person, firm or company (and shall include that person's assignees);

      "PROTECTION AND INDEMNITY RISKS" (in relation to the Insurances for the
      Rig) means the usual risks covered by an English protection and indemnity association including the proportion not recoverable in case of collision under the ordinary running down clause;

      "SAME DAY FUNDS" means freely transferable funds in the currency due hereunder settled for same day value in such manner and through such clearing system (if any) as the Lender shall notify to the Borrower as being customary for the settlement in such currency of international transactions of the type contemplated by this Agreement;

      "SUBORDINATED INDEBTEDNESS" means any indebtedness of any of the Security Parties which cannot lawfully be repaid prior to such time as all amounts due and/or to become due to the Lender under or in connection with the Financing Documents have been repaid/paid in full;

      "SUBSIDIARY" means in relation to any company any entity over fifty per cent (50%) of whose capital is owned, directly or indirectly, by such company or which is otherwise effectively controlled directly or indirectly by such company and "control" for this purpose means control by virtue of the direct or indirect ownership of the majority of the voting share capital or the right to appoint management or direct policies by virtue of ownership of share capital, contract or otherwise;

      "TAXES" means any present or future taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any country or any political sub-division or taxing authority thereof and "TAX" and "TAXATION" shall be construed accordingly;

      a TIME OF DAY shall (unless otherwise specified) be construed as a reference to London time; and

      "WAR RISKS" (in relation to the Insurances for the Rig) includes the risk of mines and all risks excluded from the standard form of English marine policy by Clause 23 of the Lloyd's Institute Time Clauses (Hull) 1/10/83).

1.3   CONSTRUCTION OF CERTAIN REFERENCES

      In this Agreement, unless the context otherwise requires:

      (1) References to this Agreement include the Recitals, Appendices and Schedules to this Agreement and references to Clauses, Appendices and Schedules are to be construed as references to the Clauses of, and Appendices and Schedules to, this Agreement as amended from time to time;

      (2) References to (or to any specified provisions of) any Financing Document or any other document shall be construed as references to such Financing Document, that provision or that document as amended or novated or supplemented (as the case may be) from time to time; and

      (3)   References to the singular shall include the plural and vice versa;

1.4   HEADINGS

      Clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

2.    THE FACILITY

2.1   AMOUNT AND CURRENCY

      The Lenders upon and subject to the terms of this Agreement and in reliance on the representations and warranties by the Borrower herein contained hereby agrees to make available to the Borrower the following facilities:

      (a) the Tranche A Facility, being a facility in an amount (and including all interest on A Advances capitalised in accordance with this Agreement to the Notional Interim A Facility Date) not exceeding US$47,000,000;

      (b) the Tranche B Facility, being a facility in an amount (including all interest on B Advances capitalised in accordance with this Agreement) not exceeding US$66,000,000; and

      (c) the Tranche C Facility, being a facility in an amount (including all interest on C Advances capitalised in accordance with this Agreement) not exceeding US$47,000,000.

2.2   PURPOSE

      The Facilities are made available for, and shall be applied by the Borrower exclusively to:

      (i) the payment by the Borrower to the Builder of amounts falling due to the Builder in respect of the Contract Price in accordance with the Rig Construction Contract or in reimbursement to the Borrower of the instalments of the Contract Price paid by the Borrower prior to the Drawdown Date of the Advance in question;

      (ii) if the Yard Delivery Date is postponed beyond the Original Scheduled Yard Delivery Date, towards Pre-delivery Opex not exceeding US$20,000 per day;

      (iii) as to an amount not exceeding US$11,800,000, towards Construction and Mobilisation Costs;

      (iv)  Post-delivery Opex;

      (v) in the case of Advances deemed to have been made under Clause 4.4, in capitalising interest in accordance with such Clause; and

      (vi) the payment of interest accrued on Tranche A Advances during the period from the Bridging Loan Repayment Date to the Charterparty Commencement Date.

2.3   OBLIGATIONS OF THE LENDERS

      Each Lender will participate through its Lending Office:

      (i) in each Tranche A Advance in the proportion borne by its Tranche A Commitment to the Total Tranche A Commitments on the Drawdown Date of such Tranche A Advance;

      (ii) in each Tranche B Advance in the proportion borne by its Tranche B Commitment to the Total Tranche B Commitments on the Drawdown Date of such Tranche B Advance; and

      (iii) in each Tranche C Advance in the proportion borne by its Tranche C Commitment to the Total Tranche C Commitments on the Drawdown Date of such Tranche C Advance.

      The obligations of each Lender hereunder are several and the failure of any Lender to carry out its obligations hereunder shall not relieve any other Lender, the Agents or the Borrower from any of its or their respective obligations to the parties hereto other than to such Lender which has so failed, and neither shall either of the Agents nor any Lender be responsible for the obligations of any Lender or (as the case may be) any other Lender hereunder.

2.4   INTERESTS OF LENDERS

      Notwithstanding any other term of this Agreement, the interests of the Lenders are several and the aggregate of the amounts outstanding at any time hereunder from the Borrower to any Lender or to the Facility Agent or the Security Agent for its own account is a separate and independent debt. Save as otherwise expressly provided herein or in any other Security Document each of the Agents and every Lender shall each have the right to protect and enforce its rights arising under this Agreement and it shall not be necessary for any Lender or (as the case may be) either of the Agents to be joined as an additional party in any proceedings for this purpose but this is without prejudice to Clause 10.4.

2.5   UNCONDITIONAL OBLIGATIONS

      The Borrower enters into this Agreement as principal, and the obligations of the Borrower to make payment hereunder and to observe and perform all of its other obligations under this Agreement are absolute, unconditional and irrevocable obligations of the Borrower and are not and shall not be deemed to be in any way conditional or dependent upon the performance of the Rig Construction Contract by the Builder or the performance by Petrobras of its obligations under the Charterparty and/or the Services Rendering Contract, the continued hiring of the Rig under the Charterparty, the availability of funds in the Management Account and/or the Reserve Account or the performance by any other party other than the Lenders of its obligations to the Borrower or the successful delivery or operation of the Rig or any other matter or event of any nature whatsoever save as expressly provided in this Agreement.

3.    CONDITIONS PRECEDENT

3.1   INITIAL CONDITIONS

      None of the Facilities shall be available for drawing until the satisfaction, in a manner in all respects satisfactory to the Facility Agent, of the following conditions and until delivery to the Facility Agent of the following documents, all in form and substance satisfactory to the Facility Agent:

      (i) a certified copy of each of the Project Documents, certified in each case by the parties thereto;

      (ii) a certificate signed by the Borrower certifying that each Project Document to which it is a party is in full force and effect and that all conditions precedent to the parties' respective obligations thereunder have been satisfied (or identifying those conditions which have not yet been satisfied) and that all necessary authorisations of governmental and other authorities to which the parties to such documents are subject have been obtained to such documents and the performance by the parties thereto of their respective obligations thereunder other than registration with the Brazilian Central Bank;

      (iii) the Security Documents other than the Mortgage and the Deed of Covenants duly executed by the parties thereto;

      (iv) the documents specified in Clause 7.1 (except those specified in Clause 7.1(ii));

      (v) certified copies of the Articles of Incorporation and By-Laws of each of the Security Parties and the certificate of good standing and certificate of incumbency of each of the Security Parties;

      (vi) a duly certified copy of the resolutions of the Board of Directors, or such other documents evidencing the completion of corporate authorisation procedures (to the satisfaction of the Facility Agent) of each of the Security Parties authorising the execution, delivery and performance of each of the Financing Documents to which it is a party and, as the case may be, including the incurring of debt obligations hereunder and thereunder, upon the terms hereof and thereof and authorising the person(s) who signed, or will sign, this Agreement, the Security Documents and all other agreements and documents executed or to be executed pursuant hereto and thereto on behalf of the relevant Security Party to do so, and any power of attorney executed in connection therewith;

      (vii) specimen signature(s) of the person(s) authorised to execute this Agreement, the Security Documents and all other documents to be provided hereunder or thereunder on behalf of the Security Parties;

      (viii)a duly certified copy of the shareholder's consent to and approval for the actions taken at the Board of Directors' meeting of the Borrower and the Sister Company to give guarantees in respect of, and to charge their assets as security for, each other's liabilities to the Secured Parties under the Financing Documents and the Sister Company Financing Documents;

      (ix) certified copies of all governmental approvals, authorisations, consents, registrations and confirmations, if any, with respect to this Agreement and the Security Documents shall have been received by the Facility Agent other than registration with the Brazilian Central Bank;

      (x) a written confirmation from each of the agents for service of process appointed by the Borrower pursuant to this Agreement and the Security Documents irrevocably accepting such appointment shall have been received by the Lender;

      (xi) a legal opinion from the English legal advisers to the Agents and the Initial Lenders in a form acceptable to the Facility Agent;

      (xii) a legal opinion from Higgs & Johnson, Bahamian counsel to the Agents and the Initial Lenders, in a form acceptable to the Facility Agent;

      (xiii)a legal opinion from Tozzini Freise Teixeira e Silva, Brazilian counsel to the Agents and the Initial Lenders, in a form acceptable to the Facility Agent;

      (xiv) a legal opinion from Dancia Penn & Co, British Virgin Islands counsel to the Agents and the Initial Lenders, in a form acceptable to the Facility Agent;

      (xv) a legal opinion from Kim & Chang, Korean counsel to the Agents and the Initial Lenders, in a form acceptable to the Facility Agent;

      (xvi) legal opinions from Baker & Botts LLP and from [name of Louisiana Counsel], US counsel to the Agents and the Initial Lenders, in a form acceptable to the Facility Agent;

      (xvii)a legal opinion from Zevan & Associates, Netherlands Antilles Counsel to the Agents and the Initial Lenders, in a form acceptable to the Facility Agent;

      (xviii)a legal opinion from Nauta Dutilh, Netherlands Counsel to the Agents and the Initial Lenders, in a form acceptable to the Facility Agent;

      (xix) a legal opinion from Kleinberg Kaplan Wolff and Cohen, New York Counsel to the Agents and the Initial Lenders, in a form acceptable to the Facility Agent;

      (xx) a legal opinion from Maples and Calder, Cayman Islands, Counsel to the Agents and the Initial Lenders, in a form acceptable to the Facility Agent;

      (xxi) the Sister Company Financing Documents having been duly executed and having become unconditional in accordance with their terms;

      (xxii)the Bridging Loan Agreement having been duly executed in the approved form and having become unconditional in accordance with its terms;

      (xxiii)the Additional Funding and Guarantee Agreement in the approved form having been duly executed by the parties thereto and having become unconditional in accordance with its terms;

      (xxiv)a  letter  from   Petrobras  in  the   approved   form
            regarding the delivery and acceptance of the Rig under the Charterparty;

      (xxv) the completion of all filings, registration or recordings of all of the Security Documents required by the laws of any applicable jurisdiction; and

      (xxvi)evidence satisfactory to the Facility Agent that the Rig Construction Contract, the Charterparty and the Services Rendering Contract are in full force and effect.

3.2   PRE-DELIVERY ADVANCES

      The making of each Pre-delivery Advance and of each Post Yard Delivery Advance shall be subject to the delivery to the Facility Agent (if the Lender so requests) of such evidence as the Facility Agent may reasonably require that the instalment of the Contract Price to which such Advance is to be applied has been paid or (as the case may be) become due and payable under the Rig Construction Contract or (in the case of an Advance requested in respect of Pre-delivery Opex or Construction and Mobilisation Costs) that the relevant expenditure has been paid or (as the case may be) become due and payable within the requirements of Clause 2.2(ii) or (as the case may be) 2.2(iii).

3.3   YARD DELIVERY ADVANCE AND POST YARD DELIVERY ADVANCES

      The making of the Yard Delivery Advance and of each Post Yard Delivery Advance shall be conditional upon and (in the case of the Yard Delivery Advance) be made simultaneously with:

      (i) the Rig having been duly delivered by the Builder to and accepted by the Borrower in accordance with the Rig Construction Contract, and the protocol of delivery and acceptance and other delivery documents required by the Rig Construction Contract having been duly executed and delivered in accordance with the terms thereof;

      (ii) the Rig having been duly registered in the Registry of Bahamian Ships and the Borrower having been registered as the owner of 64/64th shares in the Rig (free of all encumbrances other than the Rig Mortgage and the Mortgage Debenture), and a provisional certificate of registration having been issued by such Registry;

      (iii) the Rig Mortgage, together with the Deed of Covenants collateral thereto, having been duly executed by the Borrower, received by the Security Agent and registered in the Registry of Bahamian Ships;

      (iv) the Rig having been insured and entered in the P & I Club (including the Mortgagee's Interest Insurance with Additional Perils (Pollution) Insurance) in accordance with the provisions of the Mortgage and the Deed of Covenants and all requirements therein and in this Agreement and the other Financing Documents in respect of insurance having been complied with;

      (v) the Insurances Assignment having been duly executed by the parties thereto and consented to, or notified to and acknowledged by, the relevant parties, and copies of all Insurances taken out pursuant to the Mortgage, the Deed of Covenants and this Agreement and the other Financing Documents and an entry certificate in the P & I Club and the original of the letter of undertaking to be issued by the P & I Club having been received by the Security Agent, each in form and substance satisfactory to the Facility Agent;

      (vi) certified copies of all Korean and Bahamian governmental approvals, authorisations, consents, registrations and confirmations with respect to the delivery and export of the Rig to the Borrower pursuant to the Rig Construction Contract and with respect to registration (whether provisional or permanent) of title to the Rig in the name of the Borrower under the Bahamian flag having been received by the Facility Agent;

      (vii) a certified copy of the Classification Certificate stating that the Rig has been built according to the class requirements (without recommendations) having been received by the Facility Agent; and

      (viii)all such other agreements, documents certificates or opinions as the Facility Agent may reasonably request having been received by the Facility Agent.

3.4   TRANCHE B ADVANCES

      Prior to the Tranche C Availability Commencement Date no Tranche B Advance may be drawn under the Tranche B Facility unless and until the Tranche A Facility (including Advances deemed to have been made in accordance with Clause 4.4) has been drawn to the fullest extent possible without breaching the condition imposed by Clause 3.6(ix).

3.5   TRANCHE C ADVANCES

      The Tranche C Facility shall be made available to the extent that and in the amount that the Bridging Loan has been repaid by MC2 pursuant to the Bridging Loan Agreement and Tranche C Advances from time to time may be drawn PRO TANTO in an aggregate amount not exceeding the amount so repaid.

3.6   ALL ADVANCES

      The obligations of the Lenders to make any Advance under any of the Facilities shall be subject to the further conditions that as at the Drawdown Date of each such Advance:

      (i) no Event of Default or Potential Event of Default shall have occurred and be continuing;

      (ii) each of the Project Documents shall then continue to be in full force and effect and no event of default (howsoever described) and no event or circumstance which with the giving of notice or lapse of time may become such an event has occurred under any Project Document;

      (iii) the proceeds of the Advance shall, on the Drawdown Date of the Advance, be due from the Borrower to the Builder under the Rig Construction Contract or, as the case may be, the Borrower has provided the Facility Agent with such evidence as the Facility Agent may require that such proceeds will be applied for the purposes specified in Clause 2.2;

      (iv) the Lender shall have been provided with such further documentation or information in support of the Drawing Request in respect of such Advance as the Facility Agent may reasonably determine to be necessary;

      (v) the representations and warranties made or deemed made in Clause 8 shall be true in all material respects on and as of the Drawdown Date of such Advance with the same effect as though such representations and warranties had been made on and as of such Drawdown Date;

      (vi) the making of such Advance not causing the amount outstanding in respect of the Facility under which it is drawn to exceed the Available Facility Amount of such Facility on the Drawdown Date of such Advance;

      (vii) the making of such Advance not causing the Loan to exceed the Total Facilities Amount;

      (viii)the making of such Advance under any Facility not causing the Prospective Final Grossed-up Advances Amount of such Facility to exceed the Facility Amount of such Facility; and

      (ix) in the case of a Tranche A Advance, the making of such Advance not causing the Prospective Interim Grossed-up A Advances Amount of the Tranche A Facility to exceed US$47,000,000.

3.7   NO WAIVER OF CONDITIONS

      The conditions specified in Clause 3 are for the exclusive benefit of the Agents and Lenders and if the Facility Agent in its discretion allows the Borrower to draw any Advance under any Facility notwithstanding that some or all of the conditions specified in Clause 3 have not been satisfied the Agents and the Lenders shall not thereby be deemed to have waived any such condition, and the Borrower covenants with the Agents and the Lenders to satisfy such conditions upon request from the Lenders forthwith or within such time limit as the Facility Agent may agree.

4.    DISBURSEMENT OF ADVANCES

4.1   GENERAL

      Subject to the terms of this Agreement (including, but not limited to, the conditions set forth in Clause 3):

      (i) subject to sub-paragraph (ii) of this Clause 4.1, Advances under the Tranche A Facility, the Tranche B Facility and the Tranche C Facility may be drawn by the Borrower in a maximum principal amount up to but not exceeding the Available Facility Amount of the relevant Facility on the Drawdown Date of the relevant Advance when requested by the Borrower from time to time during the Availability Period; and

      (ii) with effect from the Tranche C Availability Commencement Date Advances shall be made under each of the Facilities in the proportions PRO RATA which the Available Facility Amount of each such Facility bears to the Total Available Facility Amounts of all the Facilities on the Drawdown Date of such Advances.

4.2   PROCEDURE

      When the Borrower wishes to draw any Advance under any of the Facilities, it shall deliver to the Facility Agent a Drawing Request substantially in the form of Schedule 4 appropriately completed, to be received by the Lender not later than 11:00am (London time), seven (7) Banking Days prior to the date of drawing of the Advance, specifying in respect of the proposed Drawing:

      (a) the date of the Drawing (which must be a Banking Day during the Availability Period);

      (b)   the principal amount of the Advance in US Dollars; and

      (c) the Facility under which the Drawing is requested.

      The Borrower may deliver a Drawing Request setting out a schedule of requested Pre-delivery Advances subject to the satisfaction of the conditions specified in this Agreement on the Drawdown Date of such Advances and, in particular, Clause 3.2. Subject to the terms of this Agreement, such Drawing Request shall be irrevocable and the Borrower shall be bound to borrow in accordance with such Drawing Request. The Facility Agent shall promptly notify each Lender of such Drawing Request. The Borrower may not deliver a Drawing Request hereunder until after satisfaction of the other conditions precedent (including those applicable to the relevant Facility) set out in Clause 3.

4.3   TRANSFER OF FUNDS

      Subject as otherwise provided herein each Lender shall on the relevant Drawdown Date make available to the Facility Agent in US Dollars in the manner and to the account provided for in Clause 9.2 the amount of its participation in the relevant Advance in the proportion which its Commitment in respect of the Facility under which such Advance is drawn bears to the Total Commitments in respect of such Facility. The Borrower irrevocably and unconditionally instructs and authorises the Facility Agent to make each Advance upon and subject to the terms hereof:

      (i) in the case of an Advance made or to be made for the purpose specified in Clause 2.2(i) by paying the proceeds thereof (or such proportion thereof as is not in reimbursement of amounts already paid by the Borrower) by disbursement to the Builder;

      (ii) in the case of an Advance made or to be made for the purposes specified in Clause 2.2(ii), 2.2(iii), 2.2(iv), 2.2(v) or 2.2(vi) by disbursement to the Borrower of amounts paid or payable by the Borrower in respect of the matters specified in such sub-clauses and upon such disbursement of any amount the Lenders shall be deemed in proportion to the respective amounts made available by them to the Facility Agent to have made to the Borrower an Advance in US Dollars in the amount of the amount so disbursed which shall satisfy PRO TANTO the obligations of such Lenders to lend such amount to the Borrower hereunder and shall reduce accordingly the amount of the Commitments and of such Facility available for drawing.

4.4   CAPITALISATION OF INTEREST

      Subject as provided in Clause 5.2(ii) on each Interest Capitalisation Date the Borrower shall be deemed to have served a Drawing Request requesting an Advance (an "INTEREST CAPITALISATION ADVANCE") in respect of each Advance outstanding on such Interest Capitalisation Date in the amount of interest to be capitalised on such outstanding Advance on such Interest Capitalisation Date in accordance with Clause 5.2. Each Interest Capitalisation Advance shall be deemed to have been requested from those Lenders who have participated in the Advances (or to whom participations in such Advances have been transferred in accordance with the Transfer Certificates pursuant to which they become Lenders hereunder) to which it relates (and shall be deemed to be drawn under the Facility or Facilities under which such Advances were drawn) and (subject to Clause 4.5) such Lenders shall be deemed to have made to the Borrower an Interest Capitalisation Advance in US Dollars in the amount of such interest which shall (i) increase the amount of the Loan by such amount; (ii) satisfy PRO TANTO the obligations of such Lenders PRO RATA in proportion to their respective participations in such Advance to lend such amount to the Borrower hereunder; and (iii) reduce accordingly the amount of their Commitments and of such Facility available for drawing. The Facility Agent shall calculate, and notify the relevant Lenders and the Borrower of the amount of each Interest Capitalisation Advance and of such Lenders' respective participations therein.

4.5   FACILITY LIMIT

      Interest on the Advances will not be capitalised if this would cause the amount of the Loan to exceed the Total Facilities Amount. Accordingly, if on any Interest Capitalisation Date as a result of the application of Clause 4.4 and of Clause 5.2 the aggregate amount of all Advances exceeds (or, if an Interest Capitalisation Advance were made or deemed to be made pursuant to Clause 4.4 the aggregate of all Advances would exceed) the Total Facilities Amount the Borrower shall pay to the Facility Agent for the account of the Lenders by way of a payment of interest the amount of interest which would otherwise have been capitalised by means of such Interest Capitalisation Advance.

4.6   CANCELLATION

      Any portion of the Total Commitments in respect of any Facility not advanced hereunder on or prior to the last day of the Availability Period shall be reduced automatically to nil immediately thereafter and shall not thereafter be available for drawing.

4.7   FAILURE TO DRAW

      If for any reason (other than a default by a Lender or a Lender's bank) the Advance is not made hereunder after a Drawing Request therefor has been given pursuant to Clause 4.2, the Borrower will pay to the Facility Agent for the account of the relevant Lenders such amount as the Facility Agent may certify in reasonable detail (such certification to be conclusive in the absence of manifest error) as necessary to compensate it for any resulting loss or expense on account of funds acquired, contracted for or utilised in order to fund the Advance.

5.    INTEREST

5.1   RATE

      Interest shall accrue on the Loan from the respective Drawdown Dates of each Advance comprising the Loan until actual repayment (i) in respect of the period prior to the Yard Delivery Date at the rate of 12.5% per annum and (ii) thereafter, at the rate of 11% per annum.

5.2   CAPITALISATION AND PAYMENT OF INTEREST

      (i) Subject to paragraph (i) below interest accruing prior to the Charterparty Commencement Date shall be capitalised in accordance with this Clause and the other provisions of this Agreement. On each Interest Capitalisation Date interest which has accrued on the Loan shall be capitalised and added to the amount of the Loan in accordance with Clause 4.4 so that the principal amount of the Loan shall thereafter be deemed for all purposes (including, but not limited to, the calculation of interest) to comprise and to include the principal amount advanced hereunder and the amount of such capitalised interest deemed to have been advanced.

      (ii) Interest accruing on all Tranche A Advances during the period from the Bridging Loan Repayment Date until the Charterparty Commencement Date shall not be capitalised but shall be paid in arrears on each Interest Capitalisation Date.

5.3   DEFAULT RATE

      Without affecting any other remedy of the Lenders or the Agents hereunder, the Borrower will pay interest on the Loan or any part thereof or interest thereon or other sum due under this Agreement or any of the Security Documents which is not paid on the due date for payment thereof for each day during the period of such default at such annual rate as is conclusively certified by the Facility Agent to the Borrower to be equal to the aggregate of (1) two per cent (2%) per annum and (2) the higher of (a) the rate quoted by the Facility Agent as the arithmetic mean quoted by the Lenders (or, in the absence of such quotation from any Lender determined by the Facility Agent) (weighted by reference to the participations of the Lenders in the overdue payment in question) as being the rates at which each such Lender was (or would have been), at or about 11.00am (London time) on the date of acquisition of the relevant deposits, able in accordance with its usual practices to fund in US Dollars from its principal bankers on an overnight or call basis or for such period or periods as such Lender may determine and in amounts equivalent to, or comparable with, the amount of the Loan or relevant part thereof or interest thereon or other sum due in respect thereof as aforesaid in respect of which default has been made and (b) 11%. Interest payable by the Borrower as aforesaid shall be payable on demand by the Facility Agent and shall be compounded at such intervals as the Facility Agent may determine.

5.4   DAY COUNT FRACTION

      All interest is respect of Advances and the Loan shall accrue from day to day (after as well as before judgment) on the basis of a year of 360 days and for the actual number of days elapsed.

6.    REPAYMENT AND PREPAYMENT

6.1   CONSOLIDATION OF ADVANCES

      In addition and without prejudice to any other provision of this Agreement, with effect from the Charterparty Commencement Date all Advances drawn under the Facilities and then comprising the Loan shall be consolidated and treated as a single amount for all purposes of this Agreement.

6.2   REPAYMENT INSTALMENTS

      The Borrower shall repay an amount equal to 85% of the Loan outstanding on the Charterparty Commencement Date after the capitalisation of interest on such date in accordance with Clause 5.2 together with the interest accruing on the Loan during the period of such repayments by means of eighty-four (84) equal payments, one such payment being payable on each Repayment Date in the amount of the Repayment Instalment (comprising a proportion of the principal of the Loan repayable on each such date and the interest element payable on each such date) specified in respect of such Repayment Date in the Repayment Schedule delivered by the Facility Agent pursuant to Clause 6.4. The Repayment Dates shall be the fifth day of the second month next following the month during which the Charterparty Commencement Date occurs and the 83 dates falling at consecutive monthly intervals thereafter.

6.3   BALLOON PAYMENT

      The remaining 15% of the Loan outstanding on the Charterparty Commencement Date as aforesaid shall be repaid by a single payment on the Final Repayment Date.

6.4   REPAYMENT SCHEDULE

      The Facility Agent shall prepare, within fourteen (14) Banking Days after the Charterparty Commencement Date, a repayment schedule in the form of the Repayment Schedule set out in Schedule 2 setting forth the specific Repayment Dates and the specific amounts of each Repayment Instalment, comprising a proportion of the principal of the Loan repayable on each such date and the interest element payable on each such date, which shall form an integral part hereof upon notification thereof to the Borrower.

6.5   REBORROWING

      No amount repaid may be reborrowed by the Borrower.

6.6   PREPAYMENT

      The Borrower may upon giving the Facility Agent not less than 90 days' prior written notice prepay the whole or part of the Loan subject to and in accordance with Clauses 6.8 and 18. Save as expressly permitted or required under the terms of this Agreement the Borrower may not prepay any part of the Loan.

6.7   TOTAL LOSS OF THE RIG

      In the event that the Rig becomes a Total Loss at any time, the whole of the insurance proceeds or other compensation payable in respect of such Total Loss will be paid to the Security Agent (as assignee(s) and chargee thereof under the Rig Construction Contract and Refund Guarantee Assignment, the Rig Mortgage and associated Deed of Covenants, the Mortgage Debenture and the Insurances Assignment). In the event that any of the said insurance proceeds or other compensation are received in any currency other than US Dollars, the Facility Agent on behalf of the Lenders will be entitled (and is hereby authorised) at the cost of the Borrower to convert the same into US Dollars at the Facility Agent's principal banker's spot rate of exchange applicable at the relevant time. The whole amount of such insurance proceeds or other compensation (converted into US Dollars, if appropriate) will be applied by the Facility Agent in or towards prepayment of the Loan subject to and in accordance with Clauses 6.8 and 18 and any excess shall be paid to the Borrower. If the amount thereof is less than the Outstanding Indebtedness the Borrower shall on demand pay to the Facility Agent for the account of the Lenders the amount of such shortfall.

6.8   CONDITIONS APPLICABLE

      Prepayment of the Loan made under Clauses 6.6 or 6.7 will be made together with accrued interest to the date of prepayment together with all other amounts which may be payable under this Agreement and the other Security Documents. On any such prepayment the Borrower will additionally pay such further amount as will indemnify the Agents and the Lenders against all funding or other fees, costs, charges, losses, demands and expenses sustained or incurred as a consequence of such prepayment, including (but not limited to) any such sustained or incurred in liquidating deposits taken to fund the amount so prepaid or sustained or incurred in connection with the cancellation, reduction or re-arrangement of any interest rate swap, hedge transaction or other funding or financing agreement or arrangement which the Agents and/or any of the Lenders may have arranged or entered into for the purpose of funding the amount so prepaid (and the Borrower hereby acknowledges that the Agents and the Lenders may effect such arrangements as the Agents and/or any of the Lenders may in their discretion consider appropriate), and the certificate of the relevant Agent or Lender as to the amount of such fees, costs, charges, losses, demands, expenses and shall in the absence of manifest error be final and conclusive and binding on the Borrower.

6.9   APPLICATION OF PREPAYMENTS

      Any prepayment made pursuant to Clauses 6.5, 6.6, 14.3 or any other provision of this Agreement shall (subject always to any appropriation by the Facility Agent under Clause 9.5) be applied in reduction of the Repayment Instalments (including the Balloon) PRO RATA.

7.    SECURITY

7.1   LOAN SECURITY DOCUMENTS

      By way of continuing security for the due and punctual performance by the Borrower of all of its obligations under the Financing Documents, the Borrower shall execute and deliver (or procure the execution and delivery) to the Security Agent of the following (all at the times and in all other respects in accordance with the terms of this Agreement and the Security Documents):

      (i) an assignment, in the approved form of the benefit of and the Borrower's right and interest in the Rig Construction Contract, the Refund Guarantee, and the Sub-contractors' Guarantees, together with the notices to the Builder and to the issuer(s) of the Refund Guarantee and the acknowledgements and consents specified in such assignment duly executed by the parties thereto;

      (ii) a first preferred mortgage over the Rig and Deed of Covenants collateral thereto, each being in the approved form;

      (iii) an assignment, in the approved form of the benefit of and the title and interest of the Borrower in the Charterparty, Earnings and Requisition Compensation, together with the notices to Petrobras and the acknowledgements and consents specified in such assignment duly executed by the parties thereto;

      (iv) an assignment, in the approved form of the Services Rendering Contract, together with the notices to Petrobras and the acknowledgements and consents specified in such assignment duly executed by the parties thereto;

      (v) an assignment, in the approved form of the Insurances together with the notices, acknowledgement, consents and letters of undertaking in relation to the Insurances and other related documents as may be specified in such assignment and/or as may otherwise be required by this Agreement or any of the other Security Documents;

      (vi) a charge in the approved form over the Management Account, together with the notices to the Management Account Bank and the acknowledgements and consents and undertakings specified in such agreement duly executed by the parties thereto;

      (vii) a charge in the approved form over the Reserve Account, together with the notices to the Reserve Account Bank and the acknowledgements and consents and undertakings specified in such agreement duly executed by the parties thereto;

      (viii)an assignment, in the approved form, of all of the Services Contracts, together with the notices to the Services Providers and the acknowledgements and consents specified in such assignments duly executed by the parties thereto;

      (ix) a mortgage debenture in the approved form creating fixed and floating charges over the business, undertaking and assets of the Borrower;

      (x) a charge, in the approved form creating a charge over the Shareholder's shares in the Borrower;

      (xi) a guarantee, in the approved form by the Borrower, the Sister Company and the Shareholder guaranteeing and securing the obligations of each of the Borrower and the Sister Company to the Agents and the Lenders in accordance with its terms;

      (xii) a deed of guarantee and undertaking, in the approved form, between the Borrower, the Guarantors, the Lenders, the Facility Agent and the Security Agent;

      (xiii)a subordinated loan facility agreement, in the approved form, between the Borrower, the Guarantors, the Facility Agent and the Security Agent;

      (xiv) an assignment of deed of guarantee and undertaking and subordinated loan facility agreement, in the approved form, between the Borrower and the Security Agent; and

      (xv) the Sister Company Financing Documents duly executed by all the parties thereto.

7.2   GUARANTEE AND UNDERTAKING

      By way of continuing security for the due and punctual performance by the Borrower of its obligations under the Financing Documents and/or any other agreements to which the relevant Guarantee relates, the Borrower will procure the execution by the Guarantors and the delivery to the Security Agent and in the case of sub-clause 7.2(i) the Initial Lenders of the following guarantees and undertakings:

      (i) a guarantee in the approved form whereby the Guarantors guarantee in their several proportions to the Initial Lenders in accordance with the terms therein contained the repayment of the Loan and the Sister Company Loan by the Borrower and the Sister Company respectively in accordance with this Agreement and the Sister Company Loan Agreement up to an amount not exceeding US$108,000,000;

      (ii) a deed of guarantee and undertaking, in the approved form whereby the Guarantors severally or jointly and severally (in accordance with its terms) give certain guarantees and undertakings.

7.3   SISTER RIG COLLATERAL

      The security created by the Borrower under or pursuant to the Financing Documents shall also constitute security to the Lender for the obligations of the Sister Company under the Sister Company Financing Documents, and the security created by the Sister Company under the Sister Company Financing Documents shall also constitute security for the Borrower's obligations under the Financing Documents, all in accordance with their respective terms.

7.4   SECURITY AGENT AS TRUSTEE

      The Secured Obligations shall be secured by the interests and rights granted in favour of the Security Agent as trustee for the Agents and the Lenders under the Security Documents and such interests and rights shall be held by the Security Agent upon trust for the benefit of the Secured Parties without any preference or priority amongst them as security for the Secured Obligations in accordance with the Security Trust Deed.

8.    REPRESENTATIONS

8.1   REPRESENTATIONS

      The Borrower hereby represents and warrants to the Facility Agent and each of the Lenders, that:-

      (i) each of the Borrower and the Sister Company is duly formed and is validly existing under the laws of the British Virgin Islands, has full power to carry on its business as it is now being conducted and has complied with all statutory and other requirements relative to such business;

      (ii) the Borrower and each of the other Security Parties and the Project Parties has full power to execute, deliver and perform its obligations under each of the Financing Documents and the Project Documents to which it is or is to be a party and (in the case of the Borrower) to borrow hereunder and to repay and service such borrowings in the manner herein provided; all necessary corporate, shareholder and other action has been taken by the Borrower and all other Security Parties and the Project Parties to approve and authorise the execution, delivery and performance of each of the Financing Documents and the Project Documents to which it is or is to be a party;

      (iii) save for registration of the Charterparty with the Brazilian Central Bank all necessary governmental or other official consents, authorisations and licences for the Borrower and all other Security Parties and the Project Parties to execute, deliver and perform their obligations under each of the Financing Documents and the Project Documents to which it is or is to be a party have been obtained and, as of the date of this Agreement, no further such consents, authorisations or licences are necessary for the performance by the Borrower and the other Security Parties and the Project Parties of their respective obligations under each of the Financing Documents and the Project Documents to which it is or is to be a party;

      (iv)  the   Financing   Documents   and  the   Project   Documents
            constitute, or will upon due execution as provided herein and therein constitute, the legal, valid and binding obligations of the Borrower and the other Security Parties and the Project Parties as are or are to be parties thereto enforceable in accordance with their respective terms subject to equitable principles and creditors' rights generally;

      (v) the execution and delivery of, and the performance of the provisions of, the Financing Documents by each of the Borrower and the other Security Parties and of the Project Documents by the other Project Parties do not, and will not during the Security Period, contravene (a) any applicable law or regulation existing at the date hereof or (b) any contractual restriction binding on any of the Borrower and the other Security Parties or any of the Project Parties or (c) any of the constitutional documents of any of the Borrower or the other Security Parties or any of the Project Parties;

      (vi) no action, suit or proceeding is pending or threatened against any of the Borrower and/or the other Security Parties before any court, board of arbitration or administrative agency which could or might result in any material adverse change in the business or condition (financial or otherwise) of any of the Borrower and/or the other Security Parties;

      (vii) none of the Borrower or the other Security Parties is in default under any agreement by which it is bound, nor is it in default in respect of any financial commitment or obligation (including obligations under guarantees) which could or might result in any material adverse change in the business or condition (financial or otherwise) of any of the Borrower and/or the other Security Parties;

      (viii)the financial and other information relative to the Borrower and the other Security Parties and the Project Parties and the Project Documents furnished to the Agents and/or any of the Lenders in connection with the negotiation of this Agreement is, to the best knowledge and belief of the Borrower, true, accurate and complete and neither contains any mis-statement of fact nor omits any material fact or any fact necessary to make any such information not misleading. There has been no material adverse change in the position of such person(s) from that set forth in the relevant aforesaid information;

      (ix) details of the holders of shares in the Shareholders, the Borrower, the Guarantors and the Sister Company and their respective shareholdings are as set out in Schedule 5 and will so remain throughout the Security Period;

      (x)   the Borrower has no Subsidiaries as at the date hereof;

      (xi) no Event of Default, nor any Potential Event of Default has occurred and is continuing;

      (xii) the Rig will upon the Drawdown Date of the Yard Delivery Advance be:-

            (a) in the absolute and (save for the Rig Mortgage thereon and the other Security Documents) unencumbered ownership of the Borrower;

            (b) registered in the name of the Borrower under the flag of the Commonwealth of the Bahamas and at the Port of Nassau;

            (c) properly classed with Lloyds Register of Shipping with the following notation: "Unrestricted Service O.U. + 100A1, + LMC, UMS, DP(AA), PC, DRILL, OIWS with the descriptive notation semi-submersible, self-propelled drilling vessel"; and

            (d) insured in accordance with the relevant provisions of the Deed of Covenants and this Agreement;

      (xiii)all applicable Environmental Laws and Environmental Approvals relating to the Rig and its operation and management and the business of the Borrower (as now conducted and as reasonably anticipated to be conducted in the future) have been complied with except to the extent that such failure to so comply would not reasonably be expected to have a material adverse effect;

      (xiv) no Environmental Claim has been made or threatened against the Borrower or otherwise in connection with the Rig which would be expected to have a material adverse effect;

      (xv) no Environmental Incident has occurred which would be expected to have a material adverse effect;

      (xvi) the choice by the Security Parties and the Project Parties of a particular governing law to govern this Agreement and any other Financing Document and the Project Document containing such provisions and the submission by such parties to the jurisdiction of the courts of a particular country in this Agreement and any other Financing Document and the Project Documents containing such provisions are valid and binding;

      (xvii)the execution and performance by Security Parties and the Project Parties of this Agreement the other Financing Documents and the Project Documents are private commercial acts and neither the Borrower nor any other Security Party or any Project Party is entitled to claim any immunity in relation to itself or its assets under any law or in any jurisdiction in connection with any legal proceedings, set-off or counterclaim relating to this Agreement or any other Financing Document or any Project Document, or in connection with the enforcement of any judgment, award, ruling or order arising from such proceedings;

      (xviii)no Taxes are imposed by withholding or otherwise on any payment to be made by the Borrower or the other Security Parties under this Agreement or any of the other Financing Documents or are imposed on or by virtue of the execution or delivery by the Borrower or the other Security Parties of this Agreement or any of the other Financing Documents or any document or instrument to be executed or delivered under this Agreement or any of the other Financing Documents;

      (xix) it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or any other Financing Documents that it or any other instrument be filed, recorded, registered or enrolled in any court, public office or elsewhere in Brazil or that any stamp, registration or similar tax be paid in Brazil on or in relation to this Agreement or any other Financing Documents, which are in proper form for their respective enforcement in the courts of Brazil and the other jurisdictions to which the same are expressed to be subject other than the recording of the relevant Financing Documents and the payment of recording fees;

      (xx) save as disclosed in writing to the Facility Agent by a letter dated of even date with this Agreement, the Borrower is not party to any agreements, arrangements or contracts (written or oral) other than the Project Agreements, the Security Documents and the Inter Company Loan Agreement;

      (xxi) the legal opinions furnished pursuant to Clause 3.1(xii) to (xx) are true and correct in all respects;

      (xxii)save for different charter rates set out in a letter delivered by the Borrower to the Facility Agent and having even date with this Agreement, the Charterparty and the Services Rendering Contracts are in identical terms to the charterparties and services rendering contracts executed between Maritima and Petrobras in respect of the Related Rigs; and

      (xxiii)Maritima is the same legal entity as the company previously called
            Maritima Navegacao Engenharia Ltda.

8.2   LENDERS' AND AGENTS' RELIANCE

      The Borrower acknowledges that it has made the representations and warranties referred to in Clause 8.1 with the intention of persuading the Agents and the Lenders to enter into this Agreement and that the Agents and the Lenders have entered into this Agreement on the basis of, and in full reliance on, each of such representations and warranties. The Borrower warrants to the Agents and the Lenders that each of such representations and warranties is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter the omission of which makes any of such representations and warranties misleading.

8.3   KNOWLEDGE OF LENDERS OR AGENTS

      The rights and remedies of the Agents and the Lenders in relation to any misrepresentations or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of the Agents and/or the Lenders into the affairs of the Borrower, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of the Agents and/or the Lenders in connection with this Agreement and which might, apart from this Clause, prejudice such rights or remedies.

8.4   REPETITION

      The representations set out in Clause 8.1 and the warranty in Clause 8.2 shall survive the execution of this Agreement and the making of the Advances hereunder and shall be deemed to be repeated at the time of the giving of each Drawing Request, on the date for the borrowing of each Advance and on each Repayment Date with reference to the facts and circumstances then subsisting, as if made at each such time.

9.    PAYMENTS: TAXATION

9.1   CURRENCY OF ACCOUNT

      The US Dollar is the currency of account and the currency of payment for each and every sum due from the Borrower hereunder, PROVIDED HOWEVER THAT any amount falling due under Clause 18 (Indemnities) or 16 (Fees and Expenses) shall be payable in the currency in which the corresponding loss, expense, deficiency, duty, tax or other payment has been incurred or suffered.

9.2   ACCOUNTS AND PROCEDURE FOR PAYMENT

      All payments to be made by the Borrower to the Agents for the account of the Lenders or to Lenders hereunder shall be made on and for value on the due date:-

      (a) if in US Dollars in freely transferable same day funds to the account of the Facility Agent with the Management Account Bank, , account number to be notified by the Facility Agent or at such other bank as the Facility Agent may designate; and

      (b) if in any other currency, in same day funds to such account of the Facility Agent with such bank as the Facility Agent may from time to time designate.

9.3   WITHHOLDING; GROSS-UP

      All payments to be made by or for the account of the Borrower hereunder or under any other Security Document shall be made without set-off or counterclaim and free and clear of and without deduction for or on account of any present or future Taxes of any nature whatsoever imposed by or in any country ("APPLICABLE TAX") unless (i) the Borrower is compelled by law to make payment to or for the account of either Agent or any Lender subject to such Applicable Tax, or (ii) the Security Agent or the Facility Agent is compelled by law to make payment for or for the account of any Lender subject to such Applicable Tax in any such case the Borrower shall promptly pay such Applicable Tax and the amount of the relevant payment by the Borrower hereunder or (as the case may be) under the relevant other Security Document shall be increased to the extent necessary to ensure that the relevant Agent or (as the case may be) the relevant Lender actually receives an amount, free and clear of and after deduction for all such Applicable Tax, equal to the full amount which would have been received if no such withholding or deduction had been made. The Borrower shall pay and indemnify and keep indemnified the Agents and each of the Lenders against all such Applicable Tax. The Borrower shall promptly deliver to the Facility Agent copies of official Tax receipts evidencing payment of any such Applicable Tax imposed as aforesaid. The obligations of the Borrower under this Clause 9.3 shall survive the repayment of the Loan and the payment of all other sums payable hereunder and under the other Security Documents.

9.4   BANKING DAY CONVENTION

      Whenever any payment hereunder would otherwise become due on a day which is not a Banking Day, the due date thereof shall instead be the next succeeding Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

9.5   APPROPRIATION

      Notwithstanding any other provision of this Agreement and/or of the Security Documents (express or implied), at any time after the occurrence and during the continuance of an Event of Default the Facility Agent shall have an absolute and unfettered right to appropriate any payments received from the Borrower and/or from any other Security Party and any monies received in respect of all or any of the other Security Documents to such of the Borrower's obligations hereunder and/or under the Security Documents and/or under the Sister Rig Financing Documents (whether to the Loan or any part thereof, or the Sister Company Loan or any part thereof interest or any other sums payable hereunder or thereunder) as the Facility Agent may determine, to the exclusion of any right on the part of the Borrower to make any appropriation in respect of such payment(s) and/or monies.

9.6   CONTROL ACCOUNT

      The Facility Agent will maintain a control account showing the Loan and other sums owing by the Borrower under this Agreement and the other Financing Documents and all payments in respect thereof made by the Borrower from time to time. The control account shall in the absence of manifest error be conclusive as to the amount from time to time owing by the Borrower under this Agreement and the other Financing Documents.

9.7   REIMBURSEMENT OF FACILITY AGENT

      (i) Unless the Facility Agent shall have been notified by a Lender not later than one Banking Day prior to the Drawdown Date of any Advance that such Lender will not make available its portion of such Advance the Facility Agent may assume that such Lender has made its portion available to the Facility Agent. If the Facility Agent makes an amount available to the Borrower which has not (but should have) been made available to the Facility Agent by a Lender, the Facility Agent shall be entitled to recover the relevant amount from such Lender on demand, or failing this, the Borrower shall on request made by the Facility Agent to the Borrower refund such amount, together with interest thereon at the rate determined by the Facility Agent to be equal to the cost to the Facility Agent of funding such amount for the period until receipt by the Facility Agent thereof.

      (ii) If the Facility Agent makes an amount available to a Lender which has not (but should have) been made available to the Facility Agent by the Borrower, such Lender shall on request refund such amount to the Facility Agent together with interest thereon at the rate determined by the Facility Agent to be equal to the cost to the Facility Agent of making available such amount for the period from the date on which such amount was so made available until receipt by the Facility Agent thereof.

10.   EVENTS OF DEFAULT

10.1  EVENTS

      Each of the following events (whether or not arising as a result of events or circumstances beyond the Borrower's control) shall constitute an Event of Default, if:-

      (i) any principal of or interest on the Loan or any other amount becoming payable under this Agreement and/or the Security Documents is not paid on the due date for payment thereof or (in the case only of sums expressed to be payable upon demand) within a period of five
            (5) Banking Days after demand is made therefor; or

      (ii) the Borrower shall make default under, or in the due and punctual observance and performance of, Clause 11.1(xi) and shall fail to remedy the same within one (1) Banking Day after written notice from the Facility Agent to the Borrower requiring such default to be remedied; or

      (iii) the Borrower or any other Security Party makes default under, or in the due and punctual observance and performance of, any other provision of this Agreement and/or the Security Documents and/or any of the Project Documents which default (in the reasonable opinion of the Facility Agent) is not capable of remedy and/or imperils the security created by the Security Documents and/or any of the Project Documents or any of them, or any such default arises which (in the reasonable opinion of the Facility Agent) is capable of remedy and does not imperil the security created by the Security Documents and/or any of the Project Documents or any of them and is not remedied within thirty (30) days after written notice from the Facility Agent to the Borrower requiring remedial action; or

      (iv) any indebtedness of any Security Party (being indebtedness in excess of US$500,000 (or the equivalent in any other currency) is not paid on its due date or within any period of grace specified in the contract evidencing the original terms of such indebtedness or becomes due or capable of being declared due prior to its stated date of payment; or

      (v) any party to a Project Document (other than the Borrower or another Security Party) defaults in the due performance or observance of any of its covenants, undertakings or obligations under such Project Document which default could be material in the context of the transactions contemplated by the Financing Documents and (if such default is capable of remedy) the same is not remedied to the satisfaction of the Facility Agent within the period (if any) allowed for remedy thereof under the Project Documents or a period of thirty (30) days after the Facility Agent gives notice to the Borrower requiring the same to be remedied; or

      (vi) any representation or warranty made pursuant to Clause 8.1 or any other provision of this Agreement or made pursuant to any provision of any of the Security Documents proves to have been materially incorrect or becomes materially incorrect in any respect as of the date on which such representation or warranty is made or repeated (or deemed to be repeated); or

      (vii) any governmental licence, authorisation, consent or approval at any time necessary to enable the Borrower and/or any of the Security Parties and/or any of the Project Parties to comply with its or their respective obligations hereunder or under the Security Documents or under the Project Documents or any of them or to enable the operation of the Rig is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect [or (but without prejudice to the generality of the foregoing) the Charterparty and other related documents which require registration are not registered with the Central Bank of Brazil in accordance with Clause 11.1(f) within the period of four weeks after the Charterparty Commencement Date; or

      (viii)the Borrower and/or any other Security Party or any Project Party other than a Security Party becomes insolvent or bankrupt or suspends payment of its debts generally as they fall due, or any steps are taken by any person or by any government authority for the winding up, liquidation or dissolution of the Borrower and/or any other Security Party or any Project Party other than a Security Party or for the making of an administration order (including, without limitation, the presentation of a petition for an administration order) or for the re-arrangement, re-organisation or reconstruction of the Borrower and/or any other Security Party or any Project Party other than a Security Party, or if an encumbrancer takes possession of or if a receiver or trustee is appointed of, or if any distress or execution is levied against, any of the assets of the Borrower and/or any other Security Party or any Project Party other than a Security Party, or if any process or proceeding similar to any of the foregoing shall be instituted under the laws of any relevant jurisdiction; or

      (ix) the Borrower and/or any other Security Party suspends or threatens to suspend its operations or (without the prior written consent of the Facility Agent) disposes or threatens to dispose of all or substantially all of its business, property or assets, or if all or substantially all of the same is seized or appropriated; or

      (x) any change occurs in the shareholders and the respective shareholdings in the Borrower or the Sister Company from those specified in Schedule 5; or

      (xi) save as may be permitted under this Agreement or any of the Security Documents any Charterparty Hire and/or any other Earnings are paid otherwise than to the Management Account; or

      (xii) the Rig becomes a Total Loss and the Facility Agent does not, within a period of one hundred and eighty (180) days following the occurrence of such Total Loss, receive for the account of the Lenders the insurance proceeds or other compensation relating to such Total Loss in an amount not less than the amount for which the Rig shall have been required to be insured at the time of such Total Loss pursuant to the Mortgage and Deed of Covenants and the other Financing Documents; or

      (xiii)this Agreement or any of the Security Documents or any of the Project Documents ceases at any time to be the legal, valid and binding obligation of the Borrower or, as the case may be, any other Security Party or, as the case may be, Project Party being a party thereto, or if it becomes impossible or unlawful for any of the material obligations of the Borrower and/or any other Security Party and/or any Project Party to be performed or for any of the rights given to the Agents or the Lenders hereunder and/or under any of the Security Documents to be exercised or the Borrower or any other Security Party or any Project Party disaffirms or repudiates any such obligations; or

      (xiv) the Rig is not delivered to and accepted by the Borrower in all material respects in accordance with the provisions of the Rig Construction Contract prior to the date falling 365 days after the Original Scheduled Yard Delivery Date; or

      (xv) the Rig has not arrived at the Port or in sheltered waters in Macae-RJ) and accepted by Petrobras for the commencement of operations in all respects in accordance with the Charterparty prior to the date falling 365 days after the Original Scheduled Charterparty Commencement Date; or

      (xvi) the Rig Construction Contract is terminated or any event or circumstance arises thereunder which entitles either party thereunder to terminate the same pursuant to Clauses 18 or 19 thereof or otherwise pursuant to the terms thereof or either party repudiates its obligations thereunder or commits any other breach which would entitle the other party to treat its obligations thereunder as terminated; or

      (xvii)the Refund Guarantee is terminated or the issuer thereof repudiates its obligations thereunder; or

      (xviii) the Charterparty is terminated or any event or circumstance arises thereunder which entitles either party thereto to terminate the same or either party repudiates its obligations thereunder or commits any other breach which would entitle the other party to treat its obligations thereunder as terminated; or

      (xix) the Services Rendering Contract is terminated or any event or circumstance arises thereunder which entitles either party thereto to terminate the same or either party repudiates its obligations thereunder or commits any other breach which would entitle the other party to treat its obligations thereunder as terminated; or

      (xx) there is any breach or non observance on the part of Pride and/or Maritima of their respective obligations under the Additional Funding and Guarantee Agreement; or

      (xxi) the Bridging Loan is not repaid to MC1 on the Bridging Loan Repayment Date (otherwise than by reason of a default by MC2 in the performance of its obligations under the Additional Funding and Guarantee Agreement to remit to MC1 amounts received from the Transferees to whom MC2 transfers its participation in the Tranche A Facility in accordance with the Additional Funding and Guarantee Agreement; or

      (xxii)it is not possible to maintain the Insurances throughout the Security Period for any reason (including, without limitation, by reason of any relevant Insurances not being available in the international insurance market); or

      (xxiii) any of the events or circumstances specified in the foregoing paragraphs (i) to (xx) (MUTATIS MUTANDIS) occur under the Sister Company Financing Documents.

10.2  RIGHTS ON EVENT OF DEFAULT

      At any time after the occurrence of an Event of Default and while the same is continuing (and in addition and without prejudice to any other rights of the Agents or the Lenders):

      (i) the Facility Agent may and shall if so directed by the Majority Lenders by notice in writing to the Borrower declare that the Loan and all other amounts outstanding from the Borrower under this Agreement and/or the Security Documents are immediately due and payable and such declaration shall be effective from the date of such occurrence or such other later date as the Facility Agent may specify in the said notice, and (at the same time as or at any time subsequent to the service of such notice and the same shall be immediately due and payable and the Lenders' obligation to make available or to continue to make available the Facilities, or any part thereof, to the Borrower shall immediately cease); and/or

      (ii) either of the Agents or any of the Lenders may terminate or otherwise rearrange (at the discretion of such Agents or Lenders) any interest rate or currency swap, hedging or other currency or interest rate management agreement or arrangements which the Agents or any of the Lenders may have taken out or entered into in relation to the Loan or any part thereof.

10.3  SURVIVAL OF RIGHTS

      The termination of this Agreement for any cause whatsoever shall not affect the right of the Agents and the Lenders to recover from the Borrower any amounts due to the Agents and the Lenders on or before the termination or in consequence thereof or the right of the Agents and the Lenders to recover any damages for breach of this Agreement and/or the Security Documents or any of them.

10.4  NO INDEPENDENT ACTION

      No Lender may, except with the prior consent of the Majority Lenders (and, where a Lender may, it may only do so through the Security Agent):

      (a) enforce any encumbrance created or evidenced by any Security Document or require the Security Agent to enforce any such encumbrance;

      (b) sue for or institute any creditor's process (including a Mareva injunction, garnishment, execution or levy, whether before or after judgment) in respect of any obligation (whether or not for the payment of money) owing to it under or in respect of any Financing Document;

      (c) take any step (including petition, application, notice of meeting or proposal to creditors) for the winding-up, or administration of, or any insolvency proceeding in relation to, the Borrower, or for a voluntary arrangement or scheme or arrangement in relation to the Borrower; or

      (d) apply for any order for an injunction or specified performance in respect of the Borrower in relation to any of the Financing Documents.

      Provided that for the avoidance of doubt nothing herein contained shall restrict the rights of the Beneficiaries under (and as defined in) the Floor Guarantee to enforce (or refrain from enforcing) their rights thereunder at such times and in such manner as they may think fit.

11.   COVENANTS

11.1  GENERAL COVENANTS

      The Borrower hereby covenants and undertakes with the Agents and each of the Lenders that throughout the Security Period:-

      (i)   it will  obtain and  promptly  renew (or  require  the other
            Project Parties where applicable to obtain and promptly renew) from time to time and comply with the terms of all consents which may be required under any applicable law in connection with or for the execution, delivery or due performance by the Security Parties and the Project Parties of this Agreement, the Security Documents or the Project Documents or for the validity or enforceability of this Agreement or the Security Documents or the Project Documents (or procure such obtaining, renewal or compliance);

      (ii) it will pay or cause to be paid all of its obligations, rents, rates, taxes, assessments, impositions, calls and outgoings whatsoever (whether governmental, municipal or otherwise) imposed upon or payable in respect of its property or assets as and when the same shall become payable save for any of the same which are being contested in good faith and by appropriate proceedings and which could not reasonably be expected to have a material adverse effect on the business or operation of the Borrower;

      (iii) it will deliver to the Facility Agent in sufficient copies for each of the Lenders:

            (a) as soon as the same are available (and in any event within one hundred and twenty (120) days) after the end of each of its financial years ending after the date hereof, its accounts for such financial year (including the profit and loss account for the financial year ended on the last day of such financial year and the balance sheet as of the end of such financial year) having ensured that such accounts were prepared on such basis as is reasonably acceptable to the Facility Agent and were prepared in accordance with accounting principles and practices generally accepted in the United States of America ("GAAP") and consistently applied and give (in conjunction with the notes thereto) a fair presentation in accordance with GAAP of (i) the financial condition of the Borrower as at the date as of which they were prepared, and (ii) the results of the operations of the Borrower for the period to which they relate and were audited by auditors acceptable to the Facility Agent and were certified by its duly authorised officer as giving (in conjunction with the notes thereto) a true and fair view of its financial condition as at the end of such financial year and of the results of its operations during such financial year;

            (b) simultaneously with the delivery of each of its accounts in accordance with sub-clause (iii)(a), a certificate signed by a duly authorised director or officer of the Borrower confirming that as of the date of such certificate (which must be dated not more than ten (10) days prior to the date on which it is delivered to the Facility Agent) no Event of Default or Potential Event of Default has occurred at any time after the date of the last such certificate delivered pursuant to this sub-clause (iii)(b) (or the date of this Agreement, in the case of the initial such certificate);

            (c) as soon as reasonably practicable following receipt from the Builder, a certified true copy of each progress report given by the Builder pursuant to the Rig Construction Contract and each notice of anticipated delivery date given by the Builder pursuant to the Rig Construction Contract and a certified true copy of each other notice or report given to it by the Builder pursuant to or in connection with the Rig Construction Contract which could reasonably be considered to be material in the context of the transactions contemplated by the Security Documents and the Project Documents;

            (d) simultaneously with delivery to Petrobras of each progress report given by the Borrower to Petrobras pursuant to the Charterparty and each other notice or report so delivered by the Borrower pursuant to the Charterparty which could reasonably be considered to be material in the context of the transactions contemplated by the Security Documents and the Project Documents, a certified true copy of such notice or report;

            (e) from time to time promptly upon request by the Lender, such other information as the Security Agent may reasonably require in the context of this Agreement and any of the Security Documents and the Project Documents; and

            (f) evidence satisfactory to the Security Agent that it has registered the Charterparty and any other documents requiring registration with the Central Bank of Brazil within 4 weeks of the Charterparty Commencement Date,

      (iv) promptly upon becoming aware of the same, it will notify the Security Agent of:

            (a) any dispute between the Borrower and (A) the Builder in relation to the Rig Construction Contract, (B) Petrobras in relation to the Charterparty or any of the other Project Documents which, in any case, could reasonably be considered to be material in the context of the transactions contemplated by this Agreement and any of the other Security Documents or could reasonably be expected to have a material adverse effect on the Borrower;

            (b) any breach by any party to any Security Document or any Project Document of any party's obligations thereunder which could reasonably be considered to be material in the context of the transactions contemplated by this Agreement and any other Security Document or could reasonably be expected to have a material adverse effect on the

                  Borrower and provide the Security Agent with details of the nature and extent of such breach and the steps which it intends to take in respect thereof;

            (c) any event which could materially adversely affect the completion and delivery of the Rig under the Rig Construction Contract Date; and

            (d) the occurrence of any Event of Default or any Potential Event of Default;

      (v) it will immediately upon delivery of the Rig by the Builder register itself as the owner of 64/64th shares in the Rig at the Registry of Bahamian Ships free from any encumbrance (save only for the Mortgage and the Mortgage Debenture) and will deliver to the Facility Agent a certified copy of the certificate of registration of the Rig immediately it is issued;

      (vi) it will perform all of its obligations under each of the Security Documents and the Project Documents to which it is a party in accordance with the respective terms thereof and not terminate or amend, or offer to terminate or amend, any of the Security Documents or Project Documents to which it is a party or waive any of its rights thereunder which, in the case of any amendment or waiver, could be material in the context of this Agreement and the Security Documents or Project Documents and the transactions contemplated hereby or thereby and without prejudice to the generality of the foregoing it will use all reasonable endeavours to procure that all payments are made by Petrobras pursuant to the Project Documents without any withholding, set-off, counterclaim or other deduction of any kind;

      (vii) it will permit representatives of the Facility Agent (or any accountants, engineers or other experts or specialists designated by the Facility Agent) to visit or inspect, or procure that any such representatives are able to visit or inspect, the Rig during its construction and after the Yard Delivery Date and the Borrower's books of account, at such times and as often as may be reasonably required by the Facility Agent subject to the Facility Agent first giving reasonable prior written notice and in exercising such rights the Facility Agent's representative will comply with the reasonable instructions of the Borrower's crew;

      (viii)it will at its own cost and expense promptly execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be legally required for the Borrower to do and as may be necessary or as the Facility Agent may reasonably request from time to time in order to effectuate the purposes of this Agreement or any of the Security Documents or the Project Documents or to perfect the security interest intended to be constituted by any of the Security Documents or to enable the Agents and the Lenders to obtain the full benefits of this Agreement or any of the Security Documents or the Project Documents and to exercise and enforce the rights and remedies under this Agreement or any of the Security Documents or the Project Documents;

      (ix)  it will not, without the prior written consent of the Facility
            Agent:-

            (a) (save and except as envisaged in this Agreement) create, assume or permit to exist any encumbrance upon any of its property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired, other than any lien on the Rig arising as a result of any necessary salvage or arising in the ordinary course of operation of the Rig; or

            (b) engage in any business or activity except the ownership of the Rig, its chartering to Petrobras in accordance with the Charterparty and its operation and activities incidental thereto or pursuant to any subsequent charter or drilling service contract; or

            (c) save and except as envisaged by this Agreement make any loans to any person(s), make any investments of any kind (including but not limited to (i) the acquisition of any shares in or debentures of any company and/or (ii) the purchase, or acquisition on finance lease, hire purchase or similar terms, of any fixed asset(s) premises/office equipment for the Borrower's own use, including charters out), or authorise or enter into any capital commitments otherwise than in the ordinary course of business; or

            (d) (save and except as envisaged in this Agreement or agreed by the Facility Agent in writing) borrow any money or permit any such borrowing to continue, or enter into any agreement for payment on deferred terms (otherwise than on customary suppliers' credit terms) or any equipment lease or contract hire agreement (other than in respect of necessary machinery and/or equipment for the Rig or otherwise in the ordinary course of business); or

            (e) (save and except as envisaged in this Agreement) assume, guarantee or endorse or otherwise become or remain liable in connection with any obligation of any person (otherwise than in the ordinary course of operating of the Rig); or

            (f) at any time during the Security Period purchase or otherwise acquire for value any shares of its capital stock, and will not in any financial year during the Security Period declare or pay any dividend on any of such shares or make any distribution to the holder(s) of any such shares except as provided in Clause 12.4 and it will not issue any new shares of its capital stock.

      (x) it will maintain the Management Account and the Reserve Account (and any other account(s) opened by the Borrower for the purposes of this Agreement;

      (xi) in the event that, and whenever, the Facility Agent shall issue any certificate for the purposes of Clause 9.2 of the Deed of Guarantee and Undertaking and shall supply a certified copy thereof to the Borrower, the Borrower will, unless the Guarantors shall have made the relevant payment by way of subscription for equity share capital in the Borrower pursuant to Clause 9.1 of the Deed of Guarantee and Undertaking within seven (7) Banking Days immediately following the day on which it is supplied by the Facility Agent with a certified copy of such certificate, deliver to the Sponsors (and will not purport to revoke) a duly completed request for a drawing under the Subordinated Loan Facility Agreement in an amount equal to the amount specified in said certificate, and will simultaneously deliver a certified copy of such certificate to the Facility Agent;

      (xii) it will ensure that Formaritima Ltd and Petrodrill Engineering N.V. will not (without the prior written consent of the Facility Agent, such consent not to be unreasonably withheld or delayed) cancel, vary or amend any of the Other Services Contracts and that Formaritima Ltd and Petrodrill Engineering N.V. will (unless the Facility Agent otherwise agrees) take all appropriate steps to enforce performance by all parties (other than Formaritima Ltd and Petrodrill Engineering N.V.) of their respective obligations under the Other Services Contracts; and

      (xiii)it will do or cause to be done all things necessary to preserve in full force its corporate existence, rights, franchises or authorities necessary for the conduct of its business.

11.2  COST OVERRUNS

      Without prejudice to any other provision of this Agreement or any other Security Documents, the Borrower will perform its obligations under the Rig Construction Contract and any Purchaser's Supplies Contract.

11.3  INSURANCES

      The Borrower will take out and effect and maintain throughout the Security Period the Insurances meeting the requirements specified in Schedule 8 with such insurers as are acceptable to the Facility Agent. The terms and conditions of such insurances shall be subject to the prior approval of the Facility Agent (such approval not to be unreasonably withheld or delayed) and duplicates of all cover notes, policies and certificates of entry shall be provided to the Security Agent for its approval and retention. The Borrower will renew all such insurances at least fourteen
      (14) days before the relevant policies or contracts or certificates of entry expire and the Borrower will punctually pay all premiums, calls, contributions or other sums payable in respect of such insurances.

11.4  INSURANCE PROCEEDS AND DEDUCTIBLES

      The Borrower shall:

      (i) procure that the insurance proceeds, received or to be received by the Borrower shall be paid to the Facility Agent in accordance with the Insurances Assignment and are paid into the Management Account;

      (ii) pay to the Facility Agent and remit to the Management Account an amount equal to the deductions made for deductibles or excess applied by insurers in respect of any claim, such payments to be funded by the Borrower (without recourse to the Lenders).

11.5  LIQUIDATED DAMAGES; REFUNDS

      The Borrower shall procure that all amounts payable by the Builder under the Rig Construction Contract and the Export-Import Bank of Korea under the Refund Guarantee received or to be received by the Borrower are paid to the Security Agent and credited to the Management Account.

12.   SECURITY ACCOUNTS

12.1  REMITTANCE OF EARNINGS

      The Borrower shall, throughout the Security Period, procure and ensure that all monies payable under the Charterparty and any other Earnings are paid to the Management Account unless and until such time as the Lender shall, following the occurrence of an Event of Default and whilst the same is continuing, require that the Charterparty Hire and any other Earnings of the Rig and all the Services Rendering Contract Payments are paid to the Facility Agent or as it may direct (whereafter the Borrower shall procure and ensure that the Charterparty Hire and any other Earnings and all the Services Rendering Contract Payments are paid in accordance with the directions of the Facility Agent).

12.2  USE OF MANAGEMENT ACCOUNT

      Subject to the provisions of Clause 12.1 and unless and until an Event of Default shall have occurred and be continuing (whereupon the provisions of Clause 12.4 shall be and become applicable) and subject in all respects to the provisions of Clause 9.5, monies from time to time credited to, or standing to the credit of, the Management Account shall be applied in accordance with the following provisions:-

      (i) Subject to no Event of Default or Potential Event of Default having occurred, and be continuing the Facility Agent and the Borrower shall on the 5th day of each month (commencing on the 5th of the month following the month during when the first payment of Charterparty Hire is paid to the Management Account) release to the Borrower an amount not exceeding the Monthly Outgoings incurred by the Borrower during the preceding month.

      (ii) All other monies from time to time standing to the credit of the Management Account shall be applied by the Facility Agent in or towards payment of the Repayment Instalments and otherwise in or towards amounts of principal of, and interest accrued on, the Loan from time to time payable by the Borrower hereunder and other amounts from time to time falling due and payable hereunder and/or under any of the Security Documents (and such application by the Facility Agent, which the Facility Agent is hereby irrevocably authorised by the Borrower to do, shall constitute PRO tanto satisfaction of the corresponding obligations of the Borrower hereunder).

      (iii) Subject to the payments made in accordance with sub-clauses (i) or
            (ii) Surplus Earnings shall be transferred to the Reserve Account on the 5th day of each month.

12.3  USE OF RESERVE ACCOUNT

      All monies transferred to the Reserve Account in accordance with Clause 12.2(iii) shall during the Security Period remain credited to the Reserve Account unless withdrawn pursuant to Clause 12.4 in accordance with and subject to the Reserve Account Charge. If at the time the amount for the time being credited to the Management Account is insufficient to discharge the Monthly Outgoings and/or payments to the Agents and the Lenders in accordance with Clause 12.2(i) and/or 12.2 (ii), then subject to no Event of Default and no Potential Event of Default having occurred, the Facility Agent shall apply any amounts credited to the Reserve Account in or towards the Monthly Outgoings and/or payments to the Agents and the Lenders and the provisions of Clause 12.2(i) and (ii) shall (MUTATIS MUTANDIS) apply.

12.4  WITHDRAWAL

      Subject to there being credited to the Reserve Account and the Sister Company Reserve Account immediately following such withdrawal an amount equal to the aggregate of the next six (6) Repayment Instalments and the next six (6) Repayment Instalments under and as defined in the Sister Company Loan Agreement the Borrower may from time to time withdraw monies from the Reserve Account.

12.5  FOLLOWING EVENT OF DEFAULT

      Without prejudice to the provisions of the Management Account Charge and the Reserve Account Charge, upon the occurrence of an Event of Default and whilst the same is continuing the Facility Agent shall forthwith be and become entitled then or at any time thereafter to apply all moneys standing to the credit of, or from time to time credited to, the Management Account and the Reserve Account in or towards payment of amounts due to the Agents and the Lenders under this Agreement and/or the other Security Documents.

12.6  INTEREST

      Amounts for the time being standing to the credit of the Management Account and the Reserve Account shall bear interest at the rates from time to time paid by the Management Account Bank or (as the case may be) the Reserve Account Bank to its customers for US Dollar deposits of like amounts for like periods (but having regard to payments which are scheduled to fall due to be made from time to time from such accounts), such interest to accrue from day to day, to be calculated on the actual number of days elapsed and on the basis of a three hundred and sixty (360) day year and to be credited to the relevant account at such intervals as the Facility Agent and the Borrower shall agree.

13.   PROVISIONS RELATING TO SECURITY

13.1  CONTINUING SECURITY

      It is declared and agreed that:

      (i) the security created or to be created by or pursuant to this Agreement and the other Security Documents shall be held by the Security Agent as a continuing security for the payment and discharge of the Secured Obligations;

      (ii) the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby and thereby secured;

      (iii) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Agents or any of the Lenders for all or any part of the moneys hereby and thereby secured;

      (iv) every power and remedy given to the Agents or any of the Lenders hereunder or under any of the Security Documents shall be in addition to, and not a limitation of, any and every other power or remedy vested in the Lender hereunder or thereunder; and

      (v) all the powers so vested in the Agents or any of the Lenders may be exercised from time to time and as often as the Lender may deem expedient.

13.2  CLAIMS AGAINST SECURITY PARTIES

      Notwithstanding any other provision of this Agreement and/or of the Security Documents (express or implied), the Agents and the Lenders shall have an absolute and unfettered right to make, enforce or seek to enforce any claim against the Borrower and/or against any other Security Party and/or against any security or other asset(s) or document(s), agreement(s) or arrangement(s) simultaneously and/or in such order or sequence as any of the Agents or the Lenders may in their sole and absolute discretion see fit.

14.   CHANGE IN CIRCUMSTANCES

14.1  ILLEGALITY

      In the event that by reason of change subsequent to the date hereof in any applicable law, regulation or regulatory requirement or in the interpretation thereof it shall appear to any Lender that it has become unlawful for such Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Facility Agent who shall thereupon give notice to the Borrower to that effect, whereafter the liability of such Lender to make or to maintain Commitments and its participation in the Loan shall cease, and if any of the Facilities in which such Lender is participating has already been drawn down the Borrower shall prepay such Lender's participation in the Loan to such Lender either immediately or, on the latest date permitted by such law, regulation or regulatory requirement, in accordance with and subject to the provisions of Clause 18. In any such event, but without prejudice to the aforesaid obligations of the Borrower to prepay such Lender's participation in the Loan, the Borrower and the Lender so affected and the Facility Agent shall negotiate in good faith for a period of 30 days next succeeding the giving of such notice with a view to agreeing terms for making such Lender's participation in the Loan available from another jurisdiction, or for establishing a mutually acceptable basis for funding from alternative sources, or for restructuring the Facilities on a basis which is not unlawful.

14.2  INCREASED COSTS

      (i) If by reason of the introduction of, or any change in, any applicable law, treaty, regulation or regulatory requirement or any change in the interpretation or application of any of the foregoing by any judicial, governmental or other competent body or authority or if by reason of compliance by any Lender or either of the Agents with any applicable directive, request or requirement

            (whether or not having the force of law) of any central bank or governmental, fiscal or other authority (including, but not limited to, a directive, request or requirement relating to any Lender's allocation of capital for the purpose of its business) any Secured Party incurs an increased cost (as defined in paragraph (ii)), the Borrower shall promptly on demand made by the Facility Agent on behalf of such Secured Party pay to the Facility Agent for the account of such Secured Party the amount of such increased cost:-

      (ii) In this Agreement "INCREASED COST" means:

            (a) any Taxation to which any Secured Party is subjected with respect to the Loan or any part thereof (other than corporate Taxation on such Secured Party's overall net income); or

            (b) an additional cost incurred by a Secured Party as a result of it having entered into, or performing, maintaining or funding its obligations under, this Agreement or any other Financing Documents; or

            (c) that portion of any additional cost incurred by a Secured Party in making, funding or maintaining all or any advances or commitments comprised in a class of advances or commitments formed by or including its participations in the Loans made available or to be made available under this Agreement, as is attributable to it making, funding or maintaining those participations; or

            (d) a reduction in any amount payable to a Secured Party or in the effective return to a Secured Party under this Agreement or on its capital which is attributable to the funding of this Agreement or its commitment to make funds available hereunder; or

            (e) the amount of any payment made by a Secured Party, or the amount of any interest or other return foregone by a Secured Party, calculated by reference to any amount received or receivable by that Secured Party from any other party under this Agreement.

      (iii) Any demand made by the Facility Agent under sub-paragraph (i) above shall contain reasonable details of the increased cost and the event(s) giving rise to it, but no Secured Party need disclose any information which is confidential or disclosure of which would be contrary to its recognised banking policies.

      (iv) The obligation under paragraph (i) to pay increased costs does not apply to any increased cost:

            (a)   compensated for by the operation of Clause 9.2; or

            (b) attributable to any change in the rate of tax on the overall net income of a Secured Party (or the overall net income of a division or branch of a Secured Party) imposed in the jurisdiction in which its principal office for the time being is situate or in which it is resident for tax purposes or is carrying on business and by virtue thereof is subject to such tax in that jurisdiction; or

            (c) attributable to any law or regulation relating to any of the matters set out in the report of the Basle Committee on Banking Regulations and Supervisory Practices dated July 1988 and entitled "INTERNATIONAL CONVERGENCE OF CAPITAL MEASUREMENT AND CAPITAL STANDARDS" as the same are in force and applied and interpreted at the date of this Agreement.

      (iv) In the case of a demand made by or on behalf of a Lender, the Borrower shall be at liberty at any time after the receipt of such notice, so long as the circumstances giving rise to such increased cost continue, on giving not less than five Banking Days' irrevocable notice to the Facility Agent and such Lender, to prepay all (but not part only) of such Lender's participation in the Loan in accordance with and subject to the provisions of Clause 14.3.

      (v) In any such event, but without prejudice to the obligations of the Borrower as aforesaid, the Borrower and the Lender will negotiate in good faith with a view to mitigating the effects on the Borrower.

14.3  PREPAYMENT

      Where any Lender's participation in the Loan is to be prepaid by the Borrower pursuant to any of the provisions of this Clause 14, the Borrower shall simultaneously with such prepayment pay to the Facility Agent for the account of such Lender all accrued interest on any sum prepaid to the date of prepayment and all other sums payable by the Borrower to or for the account of such Lender pursuant to this Agreement and/or the Security Documents together with such amounts as may be certified by such Lender to be necessary to satisfy the indemnity obligations of the Borrower as provided for in Clause 18.

14.4  FACILITY AGENT'S AND LENDER'S DETERMINATION

      The certificate or determination of the Facility Agent or (as the case may be) any Lender, as to any of the matters referred to in this Clause 14 shall, save for any manifest error, be conclusive and binding on the Borrower.

15.   TRANSFERS

15.1  AGREEMENT BINDING ON SUCCESSORS

      This Agreement and the other Financing Documents shall benefit and bind the parties, any transferee or assignee in respect of which an assignment or novation becomes effective in accordance with Clause 15.3(iii), and their respective successors as if they were named as parties and had executed this Agreement. Any reference in any Financing Document to any party shall be construed accordingly.

15.2  BORROWER'S ASSIGNMENT

      The Borrower may not assign or transfer all or any part of its rights or obligations under any Financing Document.

15.3  TRANSFER

      A Lender (an "EXISTING LENDER") may at any time assign, transfer or novate any of its rights and/or obligations under this Agreement (and the other Financing Documents to the extent possible as a matter of law) only if:-

      (i) such assignment, transfer or novation is to a Qualifying Lender (a "NEW LENDER");

      (ii)  such Existing Lender simultaneously assigns, transfers or novates to such New Lender the proportion of its Corresponding Sister Company Commitments and of its Corresponding Sister Company Outstandings so that such New Lender becomes a Lender (as defined in and in accordance with the Sister Company Loan Agreement) which is the same as the proportion of its Commitments and Outstandings which it is assigning, transferring or novating hereunder; and

      (iii) either such assignment, transfer or novation is effected pursuant to Clause 15.4 or such New Lender executes an undertaking in form and substance satisfactory to the Facility Agent that it is bound by the terms of the Financing Documents.

15.4  NOVATION

      Subject to Clause 15.3 any Existing Lender may at any time novate all or part of its Commitments and/or transfer all or part of its Outstandings and its rights and benefits under the Financing Documents by delivering to the Facility Agent a duly completed and executed Transfer Certificate substantially in the form of Schedule 6. On receipt of such a Transfer Certificate, the Facility Agent shall countersign it for and on behalf of itself and the other parties to this Agreement and with effect from the date specified in the Transfer Certificate to the extent that they are expressed to be the subject of transfer and/or novation in the Transfer Certificate:-

      (i) the Existing Lender and the other Parties (the "EXISTING PARTIES") will be released from their obligations to each other (the "DISCHARGED OBLIGATIONS");

      (ii) the New Lender and the existing Parties will assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by the New Lender instead of the Existing Lender;

      (iii) the rights of the Existing Lender against the existing Parties and vice versa (the "DISCHARGED RIGHTS") will be cancelled; and

      (iv) the New Lender and the existing Parties will acquire rights against each other which differ from the discharged rights only insofar as they are exercisable by or against the New Lender instead of the Existing Lender,

15.5  NEW LENDERS

      Each New Lender shall, by its execution of a Transfer Certificate, accept that none of the other parties hereto is in any way responsible for:

      (a)   the  accuracy   and/or   completeness   of  any  information
            supplied to the New Lender in connection herewith;

      (b) the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower or any of the Guarantors or any other Security Party or the observance by the Borrower, any of the Guarantors or any other Security Party of any of their respective obligations under the Financing Documents or any document relating thereto; or

      (c) the legality, validity, effectiveness, adequacy or enforceability of this Agreement or any document relating hereto and, save as otherwise expressly provided herein, none of such parties shall, or shall be deemed to be, the agent or trustee of such New Lender in connection herewith.

15.6  LENDING OFFICES

      The initial Lending Office(s) of each Lender has/have been notified by that Lender to the Facility Agent. Any Lender may at any time change any of its Lending Office(s) in relation to all or a specified part of any of its Commitments and/or Outstandings by notifying the Facility Agent and the Borrower of the fax number, telex number and address of its new Lending Office(s).

15.6  DISCLOSURE OF INFORMATION

      The Lender may disclose information regarding the Borrower or the Guarantors and the transactions entered into pursuant to this Agreement to any actual or potential, assignee or sub-participant, subject to such recipients of information agreeing to keep it confidential.

16.   FEES AND EXPENSES

16.1  FEES AND DISBURSEMENTS

      The Borrower will pay to each of the Agents on demand, all costs, charges and expenses (including all out-of-pocket expenses and legal fees and VAT thereon) incurred by each of the Agents in connection with the preservation of its rights under and enforcement or attempted enforcement of this Agreement and the Security Documents or otherwise in connection with the Loan or any part thereof.

16.2  TAXES AND DUTIES

      The Borrower will pay to the Facility Agent and the Lenders on demand, all stamp, registration and other duties (including any such duties payable by the Lender) imposed by any relevant jurisdiction (or any taxing authority therein or thereof) on this Agreement and/or any of the Security Documents or otherwise in connection with the Loan or any part thereof.

17.   CURRENCY INDEMNITY

17.1  CURRENCY INDEMNITY

      (i) If, for any reason, any payment due from the Borrower under or in connection with any Security Document is made or is satisfied in a currency (the "OTHER CURRENCY") other than the currency in which the relevant payment under this Agreement is due (the "CONTRACTUAL CURRENCY"), then to the extent that the payment (when converted into the Contractual Currency at the rate of exchange on the date of payment or, in the case of the liquidation or insolvency of the Borrower, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation or insolvency) actually received by the party entitled thereto falls short of the amount expressed to be due under the terms of this Agreement or, as the case may be, such other Security Document, the Borrower shall, as a separate and independent obligation, indemnify the party entitled thereto and hold such party harmless against the amount of such shortfall.

      (ii) If on any occasion the Contractual Currency so purchased exceeds the amount payable hereunder in the Contractual Currency to the party entitled thereto then, subject to the Borrower having no further obligation, actual or contingent, to such party under this Agreement, such party shall refund to the Borrower the excess amount of the Contractual Currency so purchased.

      (iii) For the purpose of this Clause "RATE OF EXCHANGE" means the rate at which the party entitled thereto is able on the relevant date to purchase the Contractual Currency with the Other Currency and shall take into account any premium and other costs of exchange.

17.2  INDEPENDENT OBLIGATIONS

      The indemnities in Clause 17.1 shall constitute separate and independent obligations of the Borrower from the other respective obligations under this Agreement, shall give rise to a separate and independent cause of action against the Borrower and shall apply irrespective of any indulgence granted by the Lenders or by the Agents from time to time.

18.   GENERAL INDEMNITIES

18.1  UNSCHEDULED REPAYMENTS

      Without prejudice to the provisions of Clause 16.2, the Borrower shall indemnify each Agent and each Lender against all funding and other fees, costs, charges, losses, demand and expenses incurred or sustained as a consequence of the Lender receiving (including any receipt in respect of a repayment or prepayment made with the consent or at the request of or as required by the Agents or any Lender including, but not limited to, any prepayment under Clauses 6.5, 6.6 or 14.3) or recovering all or any part of the Loan or any other amount due hereunder on a day other than at the times and otherwise in accordance with the Repayment Schedule.

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18.2  EVENT OF DEFAULT

      The Borrower undertakes to indemnify each of the Agents and the Lenders against any and all liabilities losses costs, demands, charges, liabilities and expenses (including, without limitation, legal fees) which the Agents or such Lender may incur or sustain as a consequence of any default by the Borrower in the performance of the obligations expressed to be assumed by it in this Agreement and/or the Security Documents.

18.3  FINANCING COSTS

      The liability of the Borrower under Clauses 18.1 and 18.2 shall include but not be limited to all funding or other fees, costs, charges, losses, demands and expenses sustained or incurred by either of the Agents or each of the Lenders including (but not limited to) any sustained or incurred in liquidating deposits taken to fund the amount so prepaid or sustained or incurred in connection with the cancellation, reduction or re-arrangement of any interest rate swap, hedge transaction or other funding or financing agreement or arrangement which the Agents or such Lender may have arranged or entered into for the purpose of funding the amount so prepaid (and the Borrower hereby acknowledges that either of the Agents or each of the Lenders may in its discretion enter into any such agreements or arrangements as it considers appropriate).

18.4  OPERATION OF RIG

      The Borrower shall indemnify each of the Agents and each of the Lenders upon demand against all costs, expenses, claims, liabilities and losses of any nature whatsoever sustained or incurred as a result of or in connection with any the ownership or operation of the Rig and/or claims by any third party or any Environmental Claim being made against the Lender or otherwise howsoever arising out of any Environmental Incident. If the Lender shall become aware of any claim for the purposes of this Clause
      18.4 it shall give notice thereof to the Borrower as soon as reasonably practicable (but not as a condition precedent to the liability of the Borrower under this Clause 18.4) and shall (if the Borrower shall indemnify and secure each of the Agents and each of the Lenders to such Agents or (as the case may be) such Lender's reasonable satisfaction against any liability costs damages and expenses which may reasonably be incurred thereby and/or in relation thereto) take such action as the Borrower may reasonably and promptly by notice request to avoid, resist or compromise the claim, provided that:

      (1) If either Agent or (as the case may be) the Lender receives instructions to appeal against or otherwise resist any claim, it may thereafter give notice to the Borrower to provide such Agent or (as the case may be) such Lender with a written opinion of legal advisers (to be approved by the Agent or (as the case may be) such Lender, such approval not to be unreasonably withheld) to the effect that there are reasonable and proper grounds for appealing against or resisting such claim, and if no such opinion is received by such Agent or (as the case may be) such Lender within 21 days after the service of such notice such Agent or (as the case may be) such Lender shall thereupon be released from any obligations which it would otherwise have under this Clause and (notwithstanding any other provision hereof) shall be entitled to immediate indemnification by the Borrower in respect of such claim, and if such an opinion is so received but there is a change in the basis on which it is given then such Agent or (as the case may be) such Lender may give further notice under this Clause.

      (2) Neither Agent nor any Lender shall be required to appeal against or otherwise resist or to compromise any claim if in the reasonable opinion of such Agent or Lender doing so could have adverse long term or consequential implications for such Agent or Lender.

      (3) All communications pertaining to any claim with the person authority or body whatsoever making the claim as are made by the Borrower (if any) shall first be approved by the Agent or (as the case may be) such Lender (such approval not to be unreasonably withheld).

18.5  AGENT'S OR LENDER'S CERTIFICATE

      A certificate of either Agent or a Lender of the amount of any such loss or expense as is mentioned in Clauses 18.1, 18.2 and 18.3 and specifying the basis upon which such loss, expense or amount is computed shall, in the absence of manifest error, be final and conclusive and binding on the parties hereto.

19.   THE AGENTS

19.1  APPOINTMENT

      Each Lender irrevocably appoints the Facility Agent to act as its agent for the purpose of this Agreement and irrevocably authorises it to take such action and exercise such rights, powers and discretions as are specifically delegated to it by this Agreement or the other Security Documents and such other action, rights, powers and discretions as are reasonably incidental thereto. However, the Facility Agent may not begin any legal action or proceeding in the name of a Lender without its consent. The relationship between the Facility Agent and the Lenders is of agent and principal only. The Facility Agent shall not be a trustee for any Lender, nor an agent or trustee for the Borrower or either Guarantor, under or in relation to any Security Document.

19.2  DUTIES OF FACILITY AGENT

      The Facility Agent shall:-

      (i) promptly send to each Lender details of each communication received by it from the Borrower and/or either of the Guarantors under this Agreement (except that details of any communication relating to a particular Lender shall be sent to that Lender only), details of any Transfer Certificate executed by any other Lender and provide such other information relating to the Facility as any Lender may reasonably request;

      (ii) promptly send to each Lender a copy of any document or information received by it under Clause 4 (Availability and Drawing);

      (iii) subject to the other provisions of this Clause 19, act in accordance with any instructions from the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising a right, power or discretion vested in it under this Agreement; and

      (iv) have only those duties, obligations and responsibilities of a solely mechanical and administrative nature, expressly specified in this Agreement.

19.3  PERFORMANCE OF DUTIES

      The Facility Agent:-

      (i) may perform any of its duties, obligations and responsibilities under the Security Documents by or through its personnel or any sub-contractor or agents;

      (ii) may refrain from exercising any right, power or discretion vested in it under the Security Documents until it has received instructions from the Majority Lenders or (provided that instructions have been requested) as to whether (and, if it is to be, the way in which) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with instructions from the Majority Lenders;

      (iii) may treat (a) the Lender which makes available any share of the Loan as the person entitled to repayment of that share unless all or part of it has been assigned or transferred (and the Facility Agent has received notice of that assignment or transfer) in accordance with Clause 15; and (b) the office(s) notified by a Lender to the Facility Agent for this purpose before the signing of this Agreement (or, as the case may be, in the relevant Transfer Certificate or notice of assignment) as its Lending Office(s) unless the Facility Agent has received from that Lender a notice of change of Lending Office in accordance with Clause 15. The Facility Agent may act on any such assignment and/or notice until it is superseded by a further assignment and/or notice;

      (iv) shall not be required to do anything which would or might in its reasonable opinion be contrary to any law or directive or otherwise render it liable to any person which is not a party to the Security Documents and may do anything which is in its reasonable opinion necessary to comply with any law or directive;

      (v) shall not be required to make any enquiry as to default by the Borrower or either of the Guarantors (unless specifically so instructed by the Majority Lenders) in the performance or observance of any of the provisions of the Security Documents or as to the existence of any Event of Default or Potential Event of Default unless that Facility Agent acquires actual knowledge to the contrary or has been notified in writing thereof by a Lender; and

      (vi) may refrain from taking any step (or further step) to protect or enforce the rights of any person under the Security Documents until it has been indemnified (or received confirmation that it will be so indemnified) and/or secured to its satisfaction against any and all actions, charges, costs, losses, expenses or liabilities (including legal, accountants' and other professional fees) which would or might be brought, made or preferred against or suffered, sustained or incurred by it as a result.

19.4  AGENTS' DISCRETIONS

      The Facility Agent may:-

      (i) assume that any representation made by the Borrower or either of the Guarantors in connection with the Security Documents is true;

      (ii) assume that no Event of Default has occurred and that the Borrower is not in breach of or default under the Security Documents;

      (iii) assume that any right, power, authority or discretion vested in this Agreement upon the Majority Lenders or any other person has not been exercised;

      (iv) rely on any communication, certificate, legal opinion or other document reasonably believed by it to be genuine;

      (v) rely as to any matter of fact which might reasonably be expected to be within the knowledge of any person, on a written statement by that person and on any communication or document believed by it to be genuine;

      (vi) obtain and pay for the advice or services of any lawyers, accountants, surveyors or other experts in relation to the negotiation, preparation, execution and enforcement of the Security Documents as may to it seem necessary or desirable and rely on any such advice;

      (vii) retain for its own benefit and without liability to account any fee or other sum receivable by it in connection with its agency and subject always to Clause 20 (Set Off/Pro-Rata Sharing) for its account; and

      (viii)accept deposits from, lend money to, provide any advisory or other services or engage in any kind of banking or other business with, any party to any Security Document or related company of any party (and, in each case, may do so without liability to account to any Lender).

19.5  LIMITATION OF RESPONSIBILITIES

      Neither   the   Facility   Agent   nor   any  of  its   personnel,
            sub-contractors or agents shall be:-

      (i) responsible for the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information provided by the Borrower or either of the Guarantors to any Lender, or contained in any Security Document or any notice or other document delivered under or in connection with any Security Document;

      (ii) responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any Security Document or any such notice or other document or for the satisfaction or failure by the Borrower to satisfy any condition precedent to the utilisation of the Facility; or

      (iii) responsible for the collectability of amounts payable under any Security Documents;

      (iv) responsible for the accuracy of any statements (whether written or oral) made in or in connection with any Security Documents; or

      (v) liable for anything done or not done by it or any of them under or in connection with any Security Document save in the case of its or their own negligence or wilful misconduct (but so that this Clause 19.5(v) shall not be construed to impose any liability in respect of any matter for which liability is under any other provision of this Clause excluded).

19.6  THE FACILITY AGENT AS LENDER

      The Facility Agent shall with respect to its own participation in the Facilities (if any) have the same rights and powers under the Financing Documents as any other Lender and may exercise them as though it were not also acting as agent for the Lenders. The Facility Agent and its associates and affiliates may, without liability to disclose or account, engage in any kind of financial, trust or commercial business with, or acquire or dispose of any kind of security of, the Borrower, any Guarantor, any other Security Party, any of their respective associates or affiliates and none of the Facility Agent, nor any of its associates or affiliates shall have any obligation to disclose or account for any dealings with the Borrower, any Guarantor, any other Security Party, any of their respective associates or affiliates prior to the date of this Agreement. The agency department of the Facility Agent will be treated as a separate entity from any other department of the Facility Agent and any information received by the Facility Agent in any other capacity may be treated as confidential by them.

19.7  NO RELIANCE ON THE FACILITY AGENT

      Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Security Document, each Lender confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, financial condition, prospects, creditworthiness, status and affairs of the Borrower, the Guarantors or any other person and has not relied, and will not at any time rely, on the Facility Agent or any other Lender:-

      (i) to provide it with any information relating to the business, financial condition, prospects, creditworthiness, status or affairs of the Borrower, the Guarantors or any other person, whether coming into its possession before or after the drawing of the Facility (except as stated in Clause 19.2 or as provided otherwise in this Agreement); or

      (ii) to check or enquire into the adequacy, accuracy, completeness or reasonableness of any representation, warranty, valuation, statement, projection, assumption or information at any time provided by or on behalf of the Borrower, the Guarantors or any other person under or in connection with any Security Document (whether or not that information has been or is at any time circulated to it by the Facility Agent); or

      (iii) to assess or keep under review the business, financial condition, prospects, creditworthiness, status or affairs of the Borrower, the Guarantors or any other person.

19.8  LENDERS' INDEMNITY

      To the extent that the Borrower or either of the Guarantors do not do so on demand or are not obliged to do so, each Lender shall on demand indemnify the Facility Agent in the proportion borne by its Outstandings to all the Outstandings at the relevant time (or, if there are then no Outstandings, in the proportion borne by its Commitments to the Total Commitments) against any cost, expense or liability mentioned in Clause 16 (Fees and Expenses) or sustained or incurred by the Facility Agent in complying with any instructions from the Majority Lenders or otherwise sustained or incurred by it (in its capacity as an Agent) in connection with its duties, obligations and responsibilities under the Security Documents except routine administrative costs and expenses of the Facility Agent or to the extent that they are sustained or incurred as a result of the gross negligence or wilful misconduct of the Facility Agent or any of its personnel or agents.

19.9  CHANGE OF AGENTS

      Notwithstanding the irrevocable appointments in Clause 19.1, the Facility Agent may resign at any time if it gives at least 30 days' notice in writing to the Borrower and the Lenders and the Facility Agent may at any time be removed by the Majority Lenders giving not less than 30 days' notice to the Facility Agent. However, no resignation or removal shall be effective until the successor has been appointed and accepted its appointment in accordance with this Clause 19.9. The Majority Lenders may appoint a successor to the resigning or removed Facility Agent but, if the successor has not been so appointed and accepted its appointment within 15 days after the date of the notice of resignation or, as the case may be, removal, the resigning Facility Agent and the Majority Lenders may appoint a successor Facility Agent. Any appointment of a successor must be in writing, signed by the person(s) appointing that successor and delivered to that successor. Any acceptance of such appointment must be in writing, signed by the person appointed and delivered to the person(s) appointing that successor. The other parties to this Agreement shall be promptly informed of the acceptance by a successor Facility Agent. Upon the successor accepting its appointment, the resigning or, as the case may be, the removed facility Agent shall be automatically discharged from any further obligation under the Security Documents and its successor and each of the other parties to the Security Documents shall have the same rights and obligations among themselves as they would have had if the successor had been the original Facility Agent party to this Agreement and the other Security Documents. The resigning or, as the case may be, the removed Facility Agent shall provide its successor with (or with copies of) such records as its successor requires to carry out its duties under the Security Documents.

19.10 SIGNING OF TRANSFER CERTIFICATES

      The Borrower, the Security Agent and each Lender (except for the Existing Lender and the New Lender seeking the relevant assignment and/or novation) irrevocably authorises the Facility Agent to sign each Transfer Certificate on their behalf.

19.11 ACCEPTANCE OF TITLE

      The Facility Agent may accept without investigation, requisition or objection such title as any person may have to the undertakings, property and assets which are subject to the Security Documents and shall not be bound or concerned to examine or enquire into nor be liable to any other Secured Party or any other person for any defect or failure in the title of any person whether such defect or failure was known to the Facility Agent or might have been discovered upon examination or enquiry and whether capable of remedy or not nor for any failure on the part of the Facility Agent to give notice to any third party of the Security Documents to which it is party or otherwise perfect or register the security thereby created.

19.12 THE BORROWER AND THE FACILITY AGENT

      The Borrower shall be entitled to rely on any direction, instruction, certificate, document or other communication made by the Facility Agent and shall not be required to enquire whether it is made with the authority of the Lenders, and performance of any obligation arising under this Agreement or the Security Documents in reliance on any such shall be deemed to be proper performance of the obligation in question.

19.13 AGENT OF THE LENDERS

      Save as expressly provided in the Security Documents, the Facility Agent is appointed hereunder and thereunder solely as the agent of the Lenders, and the foregoing provisions of this Clause 19 (The Agents) apply solely to the Facility Agent in their capacity as agent for the Lenders.

19.14 AGENT'S KNOWLEDGE

      Information obtained by the Facility Agent in any capacity other than in its capacity as Facility Agent and or through any department other than the department having specific responsibility for the administration of the Loan and the Security Documents shall not be imputed to the Facility Agent.

19.15 AMENDMENTS

      The Facility Agent may (except where any other authority is required for the same by the express provisions of the Financing Documents) grant waivers or consents or vary the terms of the Financing Documents only if the same has been authorised by the Majority Lenders. Any such waiver, consent or variation so authorised and effected by the Facility Agent shall be binding on all the Lenders and the Facility Agent shall be under no liability whatsoever in respect of any such wavier, consent or variation. This Clause 19.15 shall not authorise, except with the prior consent of all the Lenders:

      (a) any change in the manner in which interest is calculated or paid under this Agreement in respect of the Loan;

      (b) any extension of the date for, or alteration in the amount or currency of, any payment of principal, interest, fee, commission or any other amount payable under the Financing Documents in respect of the Loan;

      (c) any increase in any Lender's Commitment in respect of the Facilities;

      (d) any extension of a date on which a payment of principal must be paid in respect of the Loan; or

      (e)   any variation of the definition of Majority Lenders, and this Clause
            19.15 shall not authorise, except with the prior consent of all the Lenders;

      (g)   any variation of:

            (i)   Clause 14.1 (ILLEGALITY), 20.2 (PRO RATA SHARING); or

            (ii)  this Clause 19.17,

      (h)   any extension of the Availability Period; or

      (i) any amendment of any provision of the Financing Documents which contemplates the need for the consent or approval of each Lender.

19.16 THE SECURITY AGENT

      The Lenders will appoint the Security Agent to act as security agent in accordance with the Security Trust Deed.

20.   SET-OFF/PRO-RATA SHARING

20.1  SET OFF

      The Borrower authorises the Facility Agent and each of the Lenders to apply (without prior notice) any credit balance (whether or not then due) to which the Borrower is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability or obligation (whether or not matured) of, any office of the Facility Agent or such Lender in or towards satisfaction of any sum then due and payable by it to the Facility Agent or such Lender under the Security Documents and unpaid and, for that purpose, to convert one currency into another (provided that nothing in this Clause 20.1 shall be effective to create a charge, and provided further that any credit balance, sum and/or liability or obligation as aforesaid shall be held by the Facility Agent or, as the case may be, such Lender pursuant to or in connection with the Security Documents). No party shall be obliged to exercise any of its rights under this Clause 20.1, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right (including the benefit of the Security Documents) to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise). Each Lender shall notify the Facility Agent and the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Facility Agent shall inform the other Lenders forthwith.

20.2  PRO-RATA SHARING

      If at any time the proportion received or recovered (whether by direct payment, by exercise of any right of set-off, combination of accounts or lien, or otherwise) by any Lender in respect of the total sum which has become due to it from the Borrower or either of the Guarantors under the Security Documents before that time exceeds the proportion received or recovered by the Lender(s) receiving or recovering the smallest proportion (if any), then:-

      (i) such Lender shall promptly notify the Facility Agent and within 2 Banking Days after receiving a request from the Facility Agent, that Lender shall pay to the Facility Agent an amount equal to the excess and the Facility Agent shall notify the Borrower or the relevant Guarantor, as the case may be, of the receipt of such amount;

      (ii) the Facility Agent shall promptly distribute that payment as if it were made by the Borrower or the relevant Guarantor, as the case may be; and

      (iii) as between the Borrower and the Lenders, that excess amount shall be treated as having been paid to the Lenders to which (and in the proportions in which) it is distributed under (ii) above, rather than as having been paid to that Lender.

      Within 2 Banking Days after any Lender receives or recovers any such sum otherwise than by payment through the Facility Agent, that Lender shall notify the Facility Agent of the amount and currency so received or recovered, how it was received or recovered and whether it represents principal, interest or other sums. If all or part of any amount so received or recovered by that Lender (the "RELEVANT LENDER") required thereafter to be repaid to the Borrower or another obligor, as the case may be, has to be refunded by it (with or without interest), each Lender to whom any part of that amount has been distributed shall repay to the Facility Agent for the account of the Relevant Lender (within 2 Banking Days after receiving a request from the Facility Agent on behalf of the Relevant Lender) its proportionate share of the amount to be repaid to the Borrower or, as the case may be, other obligor and of any interest required to be paid by the Relevant Lender on that amount in respect of all or any part of the period from the date of the relevant distribution to the date of that payment to the Relevant Lender.

      Any amount received or recovered by a Lender under a novation, assignment, sub-participation or the like shall be ignored for the purpose of this Clause 20.2. Furthermore, a Lender shall not be obliged to share any amount which it has (i) alone received on its own account under Clause 14 (Changes in Circumstances) or (ii) received or recovered as a result of taking legal proceedings with any other Lender which had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

      The provisions of this Clause 20.2 shall not, and shall not be construed so as to, constitute a charge by a Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in Clause 20.2.

20.3  FLOOR GUARANTEE

      For the avoidance of doubt nothing contained in this Clause 20 shall in any way restrict the Initial Lenders or other Beneficiaries under (and as defined in) the Floor Guarantee from recovering and retaining for their own exclusive benefit all amounts received or recovered by them under or in respect of the Floor Guarantee.

21.   NOTICES, ETC.

21.1  METHOD OF SENDING

      Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile transmission or by telex or by letter.

21.2  ADDRESSES FOR NOTICES

      Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless the one has by not less than three (3) days' written notice to the other specified another address) be made or delivered to that other person at the respective addresses set out below.

      (1)   The Borrower (Petrodrill Six Limited):-


            PETRODRILL ENGINEERING NV
            K.P. van der Mandalelaan 38
            3062 MB Rotterdam (Brainpark)
            The Netherlands

            Attention:  Steve Assiter
            Facsimile:
            Telex:

      (2)   The Initial Lenders:-

            PETRO DIA THREE S.A.
            c/o  MITSUBISHI CORPORATION
            6-3 Marunouchi 2-chome
            Chiyoda-ku
            Tokyo
            Japan

            Attention: General Manager, Ship & Industrial Project Department

            PETRO DIA FOUR S.A.
            c/o  MITSUBISHI CORPORATION
            6-3 Marunouchi 2-chome
            Chiyoda-ku
            Tokyo
            Japan

            Attention: General Manager, Ship & Industrial Project Department
            Facsimile:
            Telex:

      (3)   The Facility Agent:-

            MITSUBISHI CORPORATION (UK) PLC
            Bow Bells House
            Bread Street
            London
            EC4M 9BQ

            Attention:  General Manager, Machinery Department
            Facsimile:  0171 822 0184
            Telex:

      (4)   The Security Agent:-

            MITSUBISHI CORPORATION (UK) PLC
            Bow Bells House
            Bread Street
            London
            EC4M 9BQ

            Attention:  General Manager, Machinery Department
            Facsimile:  0171 822 0184
            Telex:

21.3  DEEMED RECEIPT

      Any notice given hereunder shall be deemed to have been received:

      (i) If sent by facsimile transmission or by telex, at the opening of business one (1) Banking Day after the day it was transmitted;

      (ii) In the case of a written notice lodged by hand, at the time of actual delivery; and

      (iii) If posted, on the fifth Banking Day following the day on which it was properly despatched by first class mail postage prepaid.

22.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts and by the different parties hereto on different counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

23.   AGENTS' AND LENDERS' CERTIFICATES

      A certificate of either of the Agents or of any Lender (i) stating the amount of any sum due to such Agent or Lender hereunder (and specifying the provision hereof under which such sum became due and reasonable details of the manner of calculation thereof), and/or (ii) stating the determination by either Agent or any Lender as to any matter to be determined by such Agent or Lender hereunder (including but not limited to rate of interest and currency exchange), shall be conclusive as to the subject matter thereof in the absence of manifest error.

24.   WAIVER; REMEDIES CUMULATIVE

      No failure to exercise and no delay in exercising on the part of the Lender any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

25.   LANGUAGE

      Each document referred to herein or to be delivered hereunder and under the Security Documents (including financial statements) and each other communication shall be in the English language. In the event of any conflict between the version in English and any version in any other language of any document (including this Agreement) the version in English shall prevail.

26.   SEVERABILITY

      Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

27.   GOVERNING LAW AND JURISDICTION

27.1  GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with English law.

27.2  SUBMISSION TO JURISDICTION

      For the benefit of the Agents and the Lenders, the Borrower irrevocably agrees that the English courts are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and the other Financing Documents and that accordingly any suit, action or proceedings ("Proceedings") arising out of or in connection with this Agreement and the other Financing Documents may be brought in such courts.

27.3  WAIVER OF OBJECTION

      The Borrower irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in Clause 27.2 and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon the Borrower and may be enforced in the courts of any other jurisdiction.

27.4  OTHER JURISDICTIONS

      Nothing contained in this Clause 27 shall limit the right of the Agents or any Lender to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

27.5  SERVICE OF PROCESS

      The Borrower irrevocably and unconditionally:

      (a) designates, and appoints and empowers Hackwood Secretaries Limited of One Silk Street, London EC2Y 8HQ to receive for it and on its behalf, service of process issued out of the English courts to receive for it and on its behalf service of process issued out of the Japanese courts in any Proceedings arising out of or in connection with this Agreement;

      (b) agrees to maintain in England a duly appointed process agent notified to the Facility Agent, for the purposes of paragraph (a) above;

      (c) agrees that failure by any such process agent to give notice of such process to it shall not impair the validity of such service or of any judgment based thereon;

      (d) consents to the service of process out of any of the said courts in any such Proceedings by the airmailing of copies, postage prepaid, to it at its address for the time being applying for the purposes of Clause 19; and

      (e) agrees that nothing herein shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their authorised officers or other representatives the day and year first above written

                                   SIGNATORIES




EXECUTED on behalf of                    ) /s/ Illegible
PETRODRILL SIX LIMITED                   )
by its duly authorised signatory/        )
attorney-in-fact:                        ) /s/ Illegible

EXECUTED on behalf of PETRO               ) /s/ H. MIYAMOTO
DIA THREE S.A. by its duly                )
authorised signatory/attorney-in-fact:    ) /s/ Illegible

EXECUTED on behalf of PETRO               ) /s/ H. MIYAMOTO
DIA FOUR S.A. by its duly                 )
authorised signatory/attorney-in-fact:    ) /s/ Illegible

EXECUTED on behalf of                     ) /s/ Illegible
MITSUBISHI CORPORATION                    )
(UK) PLC (in its capacity as Facility     )
Agent) by its duly authorised             )
signatory/attorney-in-fact:               ) /s/ Illegible

EXECUTED on behalf of                     ) /s/ Illegible
MITSUBISHI CORPORATION                    )
(UK) PLC (in its capacity as Security     )
Agent) by its duly authorised             )
signatory/attorney-in-fact:               ) /s/ Illegible

                                   SCHEDULE 1

                        THE LENDERS AND THEIR COMMITMENTS


                               TRANCHE A FACILITY

NAME OF LENDER                          AMOUNT OF TRANCHE A COMMITMENT US$
                                        (INCLUDING INTEREST TO BE CAPITALISED
                                        PRIOR TO THE NOTIONAL INTERIM A FACILITY
                                        DATE)
Petro Dia Four SA                       47,000,000



                               TRANCHE B FACILITY

NAME OF LENDER                          AMOUNT OF TRANCHE B COMMITMENT US$
                                        (INCLUDING INTEREST TO BE CAPITALISED
                                        PRIOR TO THE NOTIONAL FINAL FACILITY
                                        DATE)
Petro Dia Three SA                      66,000,000



                               TRANCHE C FACILITY

NAME OF LENDER                          AMOUNT OF TRANCHE C COMMITMENT US$
                                        (INCLUDING INTEREST TO BE CAPITALISED
                                        PRIOR TO THE NOTIONAL FINAL FACILITY
                                        DATE)
Petro Dia Three SA                      47,000,000

                                   SCHEDULE 2

                         THE FORM OF REPAYMENT SCHEDULE


REPAYMENT DATE                          AMOUNT OF REPAYMENT INSTALMENT

                                   SCHEDULE 3

                           PART 1: SERVICES CONTRACTS


1. Management Agreement between the Borrower and Formaritima Ltd relating to the Rig and dated as of 5 November 1998.

2. Licensing Agreement between Bigem Holdings NV and the Borrower relating to the design of the Rig and dated as of 5 November 1998.

3. Construction Management Agreement between the Borrower and Petrodrill Engineering BV relating to the Rig and dated as of 5 November 1998.



                        PART 2: OTHER SERVICES CONTRACTS

1.    Technical Services Agreement between Formaritima Ltd and Pride-Foramer
            S.A. relating to the Rig and dated as of 5 November 1998.

2. Marine and Nautical Services Agreement between Formaritima Ltd and Workships Contractors B.V. relating to the Rig and dated as of 5 November 1998.

3. Supply Agreement between Petrodrill Engineering N.V. and Maritima relating to the Rig and dated as of 5 November 1998.

4. Local Services Agreement between Formaritima Ltd and Maritima relating to the Rig and dated as of 5 November 1998.

5. Supply Agreement between Petrodrill Engineering N.V. and Pride-Foramer S.A. relating to the Rig and dated as of 5 November 1998.

6. Supply Agreement between Petrodrill Engineering N.V. and Workships Contractors B.V.

                                   SCHEDULE 4

                                 DRAWING REQUEST



FROM: Petrodrill Six Limited                                         [DATE]

TO:   Mitsubishi Corporation (UK) PLC
      as Facility Agent


Dear Sirs

LOAN AGREEMENT

We refer to the Loan Agreement dated [ o ] December 1998 (the "LOAN AGREEMENT") and made between the Lenders (as defined therein) (1) ourselves (as Borrower), Mitsubishi Corporation (UK) PLC (as Facility Agent) and Mitsubishi Corporation
(UK) PLC (as Security Agent). Terms defined in the Loan Agreement shall have the same meaning when used herein.

We hereby give you irrevocable Notice:

(a) that we wish to make a Drawing on [INSERT DATE OF PROPOSED drawing] (being a Banking Day during the Availability Period)*;

(b)   that the Advance will be in the principal amount of US$[ o ]; and

(c)   that the  Facility  under which the Drawing is  requested  is the:
      [Tranche A Facility] [Tranche B Facility] [Tranche C Facility],

      upon the terms and subject to the conditions of the Loan Agreement.

We confirm that the representations and warranties set out in Clause 8 of the Loan Agreement are true and that, no event which is or, with the giving of notice or the passage of time or both, would become an Event of Default has occurred and is continuing.

Please pay the proceeds of the Advance to the credit of the Management Account.

Yours faithfully




_________________________________
Authorised signatory for and on behalf of PETRODRILL SIX LIMITED

_________________________________
* or attach schedule of requested Pre-delivery Advances.

                                   SCHEDULE 5

            DETAILS OF THE HOLDER OF SHARES IN THE BORROWER
                             AND THE SISTER COMPANY

Amethyst Financial Company Limited is the registered holder and beneficial owner of the entire issued share capital in the Borrower.

                                   SCHEDULE 6

                          FORM OF TRANSFER CERTIFICATE



To:         [Insert name of Facility Agent]
            [Insert address of Facility Agent]

Attention:  [                   ]



PETRODRILL SIX LIMITED
US$160,000,000 LOAN AGREEMENT DATED [ o ] 1998

1. This Transfer Certificate relates to the above loan agreement (the "LOAN AGREEMENT", which term shall include any amendments or supplements thereto), and the other Security Documents referred to therein. Terms defined in the Loan Agreement have the same meaning in this Transfer Certificate.

      In this Transfer Certificate :

      "EXISTING LENDER" means [ o ]; and

      "TRANSFEREE" means [ o ].

2. The Existing Lender (i) confirms that the details in the Schedule to this Transfer Certificate under the heading "RIGHTS TO BE ASSIGNED AND/OR OBLIGATIONS TO BE NOVATED" accurately summarises the Outstandings which are to be assigned and/or Commitments which are to be novated by this Transfer Certificate and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion specified in the Schedule hereto of, as the case may be, such Outstandings and/or its Commitment by counter-signing and delivering this Transfer Certificate to the Facility Agent at its address for the service of notices specified in the Loan Agreement.

3. The Transferee hereby requests the Facility Agent to accept this Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of Clause 15 (Transfers) of the Loan Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.    The Transferee:

      (a) confirms that it has received a copy of the Loan Agreement together with such other documents and information as it has requested in connection with this transaction;

      (b) confirms that it has not relied and will not rely on the Existing Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy or completeness of any such documents or information;

      (c) confirms and agrees that it has not relied and will not rely on any of the Existing Lender, the Agents, or the other Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other party to the Security Documents, and has not relied and will not rely on any of the Existing Lender, the Agent or the other Lenders to ensure that the Borrower or any other party to the Security Documents are not in breach of or default under any of the same; and

      (d) if not already a Lender, appoints the Agents to act as its agents as provided in the Loan Agreement and the Security Trustee Deed and agrees to be bound by the Loan Agreement (including, but not limited to, Clause 15 (Transfer)).

5. The Transferee undertakes with the Existing Lender and each of the other parties to the Loan Agreement that it will perform, in accordance with their terms, all those obligations which, by the terms of the Loan Agreement, will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Facility Agent.

6. On execution of this Transfer Certificate by the Facility Agent on their behalf, the Borrower, the Lenders and the Agents accept the Transferee as a party to the Loan Agreement in substitution for the Existing Lender with respect to all those rights and obligations which, by the terms of the Loan Agreement and other Security Documents, will be transferred to or assumed by the Transferee after delivery of the executed copy of this Transfer Certificate to the Facility Agent.

7. None of the Existing Lender, the other Lenders or the Agents:

      (a) makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any of the Loan Agreement and the Security Documents or the Project Documents, or with respect to whether the Borrower, the Guarantors or any other party to the Security Documents or the Project Documents has complied with its obligations thereunder (under Clause 3 (Conditions Precedent) of the Loan Agreement); or

      (b) assumes any responsibility for the financial condition of the Borrower, the Guarantors or any other party to any Security Document or Project Document or any other document or for the performance and observance by the Borrower, the Guarantors or any other party to the Security Documents or Project Documents or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8. The Existing Lender hereby gives notice that nothing herein or in the Loan Agreement (or any document relating thereto) shall oblige the Existing Lender to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Loan Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower, the Guarantors or any other party to the Security Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

9. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

10. The Transferee warrants and represents to the Facility Agent and each of the Lenders that it is a Qualifying Lender as defined in Clause 1.1 of the Loan Agreement.

                                  THE SCHEDULE

1.    Existing Lender:

2.    Transferee:

3.    Transfer Date:

4.    Commitment:

      Lender's Commitment     Facility (Tranche A,    Portion Transferred
      (US$)                   B or C)                 (US$)


5.    Outstandings:

      Amount of Lender's   Facility (Tranche A,    Drawdown Date      Portion
      Participation (US$)  B or C)                                  Transferred


6.    Transferee's Lending Office details:

      Address:

      Telephone Number:

      Telex No:

      Fax No:

7. Rights to be Assigned and/or Obligations to be Novated.


___________________________               ___________________________
[Existing Lender]                         [Transferee]


__________________________________
Facility Agent for itself and on behalf of the Security Trustee and the Borrower

                                   SCHEDULE 7

                         PART 1 - THE PROJECT DOCUMENTS

1.    (a)   Shipbuilding  Contract dated 9 April 1998 the  "SHIPBUILDING
            CONTRACT" between Daewoo Corporation and Daewoo Heavy Industries
            Ltd. (collectively, the "BUILDER") and Petrodrill Offshore Inc.
            (formerly called Petrodrill Construction Inc.) (the "OWNER") for the purchase of a Dynamic Positioned Semi-Submersible Drilling Vessel having the Hull No. 3016.

      (b) Side Letter No. 1 dated as of 9 April 1998 between the Owner and the Builder, whereby the Owner has agreed to certain amendments to the Shipbuilding Contract as set forth therein.

      (c) Side Letter No. 2, dated as of 9 April 1998 between the Owner and the Builder, whereby the Owner has agreed to consider certain proposals of the Builder as set forth therein.

      (d) Main Contract Amendment Agreement dated 8 October 1998.

      (e) Novation Agreement in respect of the Shipbuilding Contract dated 4 December 1998 between the Builder, the Owner and the Borrower.

      (f) Letter of Confirmation as to continued validity of the Rig Construction Contract.

2.    (a)   Refund Guarantee (the "REFUND GUARANTEE") issued by The
            Export-Import Bank of Korea (the "REFUND GUARANTOR").

      (b)    in respect of the Refund Guarantee dated 4
            December 1998.

      (c) Consent in respect of (f) above.

3. Chartering Contract (Contract No. [101.2.159.97-1] between Maritima Navigacao e Engenharia Ltda (whose successor is Maritima) and Petrobras.

4. Services Rendering Contract (Contract no. [101.2.160.97-0] between Maritima Navigacao e Engenharia Ltda (whose successor is Maritima) and Petrobras.

5. Letter of Agreement dated 15 January 1998, relative to the aforesaid Chartering Contract and Services Rendering Contract, between Maritima and Petrobras.

6. A further Letter of Agreement dated 15 January 1998, relative to the aforesaid Chartering Contract and Services Rendering
      Contract, between Maritima and Petrobras.

7. Rider No. 01 for the assignment of rights and obligations arising from the aforesaid Chartering Contract, dated 10 July 1998 and made between Petrobras, Maritima and Petrodrill Six Limited.

8.    Rider No. 1 to the aforesaid Services Rendering Contract, dated
      21 August 1998 and made between Maritima, Petrobras and Petrodrill Six Limited.

9. Letter dated 28 May 1998 from Petrobras to Maritima reference E&P/SUEX-SSE-048-98.

10. Amethyst 6 Technical Services Agreement between Formaritima Ltd. and Pride-Foramer S.A.;

11. Amethyst 6 Marine and Nautical Services Agreement between Formaritima Ltd. and Workships Contractors BV;

12. Amethyst 6 Management Agreement between Petrodrill Six Limited and Formaritima Ltd.;

13. Amethyst 6 Supply Agreement between Petrodrill Engineering N.V. and Maritima Petroleo e Engenharia Ltda;

14. Amethyst 6 Local Services Agreement between Formaritima Ltd. and Maritima Petroleo e Engenharia Ltda;

15.   Licensing  Agreement  between Bigem  Holdings N.V. and  Petrodrill
      Six Limited;

16. Amethyst 6 Supply Agreement between Petrodrill Engineering N.V. and Pride-Foramer S.A;

17. Amethyst 6 Supply Agreement between Petrodrill Engineering N.V. and Workships Contractors B.V.;

18. Amethyst 6 Construction Management Agreement between Petrodrill Six Limited and Petrodrill Engineering N.V.; and

19. Amethyst Financial Company Ltd's Shareholders' Agreement between Drillpetro Inc., Techdrill Inc., and Westville Management Corporation.

20.   Local Services Agreement between Maritima and Formaritima Ltd.

21.   Technical Services Agreement between Pride-Foramer SA and Formaritima Ltd.

22.   Supply Agreement between Pride-Foramer SA and Petrodrill Engineering Ltd.

23.   Supply Agreement between Maritima and Petrodrill Engineering Ltd.

24. Supply Agreement between Workships Contractors BV and Petrodrill Engineering Ltd.

                         PART 2 - THE SECURITY DOCUMENTS

1.    Rig Construction Contract and Refund Guarantee Assignment
2.    Rig Mortgage
3.    Deed of Covenants
4.    Charterparty Assignment
5.    Services Rendering Contract Assignment

6.    Insurances Assignment
7.    Management Account Charge
8.    Reserve Account Charge
9.    Services Contracts Assignment
10.   Share Charge
11.   Cross Guarantee
12.   Deed of Guarantee and Undertaking
13.   Assignment of Deed of Guarantee and Undertaking and Subordinated
      Loan Facility Agreement
14.   Mortgage Debenture
15.   Security Trust Deed
16.   The Additional Funding and Guarantee Agreement referred to in
      Clause 7.5
17.   The subordinated loan facility agreement referred to in Clause 7.1(xii).

                                   SCHEDULE 8

                                   INSURANCES


The Insurances to be effected and maintained throughout the Security Period shall be effected and maintained (with the Security Agent, the Facility Agent and each of the Lenders being named as a principal assured) with insurers acceptable to the Facility Agent providing insurance cover against such risks as are insured by the Temporary Confirmation of Insurance and on terms and conditions no less favourable than are provided for by the Temporary Confirmation of Insurance and (subject to such insurance being available in the international insurance markets) otherwise as the Facility Agent may from time to time at its discretion require.